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                              WM. WRIGLEY JR. COMPANY
                    NON-EMPLOYEE DIRECTORS' DEATH BENEFIT PLAN

1.     Establishment and Purpose

       Wm. Wrigley Jr. Company ("Company") establishes the Wm. Wrigley Jr. Company Non-Employee Directors' Death Benefit Plan ("Plan"), effective January 1, 1983, for the purpose of providing its Non-Employee Directors with certain death benefits. The Plan was amended and restated, effective January 1, 1989.

2.     Eligibility to Participate

       The Non-Employee Directors eligible to participate in this Plan will be those Non-Employee Directors who execute an Application and Agreement to Participate and make annual voluntary contributions of $600 for ten years, or until death if earlier. A Non-Employee Director's participation shall commence on the date the Company accepts his Application and Agreement to Participate.

       A Non-Employee Director's participation hereunder will continue following termination of his directorship prior to death; provided that (1) the aggregate amount of his voluntary contributions equals $6,000, or (2) he agrees to continue his annual voluntary contributions of $600 until the total thereof is $6,000.

3.     Benefits after Termination of Directorship

       In the event of the death of the Non-Employee Director after termination of his directorship, the amount payable hereunder shall be in a lump-sum amount equal to $250,000. The post-termination benefit shall be paid by the Company's group term life insurance carrier ("Carrier") to such person or persons designated in writing to the Carrier in accordance with the Carrier's regulations, restrictions and policy.

4.     Benefits Paid Prior to Termination of Directorship

       In the event of the death of the Non-Employee Director prior to termination of his directorship, his beneficiary shall receive a benefit of $25,000 a year from the Company in equal annual installments for a period of ten years.
       The pre-termination benefit shall be paid by the Company to such person or persons designated in writing to the Plan Administrator appointed by the Chief Executive Officer of the Company to administer the Plan (the "Plan Administrator").

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       The first annual installment of such benefit payments shall commence as soon as practicable following the death of the Non-Employee Director; provided that the Board of Directors of the Company, may, in its discretion, determine that the first annual installment shall commence on the January 1 following the death of the Non-Employee Director, or such other date as it deems appropriate, and provided further that the Non-Employee Director's beneficiary has delivered satisfactory proof of death to the Plan Administrator. The remaining installments shall be made on each succeeding January 1 following the date of payment of the first annual installment, until a total of $250,000 has been paid to the beneficiary.

5.     No Right of Re-election

       Nothing contained in this Plan shall be construed to confer any right on the part of the Non-Employee Director to be nominated for re-election to the Board of Directors or to be re-elected to such Board of Directors.

6.     Rights Not Assignable

       This agreement and the rights, interest and benefits hereunder may not be assigned, transferred, pledged, sold, conveyed or encumbered in any way by a Non-Employee Director, a former Non-Employee Director or his beneficiary, and shall not be subject to execution, attachment or similar process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of the rights, interest or benefits provided pursuant to the terms of this Plan contrary to the terms of the foregoing sentence or the levy of any additional or similar process thereupon shall be null, void and without effect.

       Notwithstanding, the post-termination of directorship death benefits may be assigned in accordance with the Carrier's regulations, restrictions and policy.

7.     Purchase of Insurance Contracts

       As a condition to participation, the Non-Employee Director shall promptly submit to a physical examination or provide the results of a satisfactory physical examination taken within the six month period prior to commencement of participation. The Non-Employee Director also agrees to cooperate with the Company to provide information for, and to submit to, any additional physical examination necessary to obtain any insurance policy. It is essential that all responses and answers to information requested by the insurance company be true and correct as to medical facts in order to avoid the rights of the insurance company to declare the policy null and void. A life insurance policy on the life of the Non-Employee Director, if purchased, shall name the Company as owner and beneficiary. Such policy, when purchased, shall remain a general unsecured, unrestricted asset of the Company, and neither the Non-Employee Director nor any beneficiary shall have any rights with respect to, or claim against such policy; and such policy shall not be deemed to be held under any trust for the benefit of the Non-Employee Director or his beneficiary, nor shall such policy be held in any way as collateral security for fulfilling the obligations of the Company under the terms of this Plan.

       The benefits provided to the Non-Employee Director under the terms of this Plan will not be funded by such policy.
       Such benefits are promised on the general credit of the Company and are otherwise unsecured.

       The post-termination of directorship death benefits are payable by the Carrier.

8.     No Right to Company Assets

       No person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. No trust shall be created in connection with, or by the execution or adoption of, this Plan or the Application and Agreement to Participate, and any benefits which become payable hereunder shall be paid from the general assets of the Company. The participant shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company.

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9.     Successors, Mergers or Consolidation

       This Plan shall be binding upon the Company, its successors and assigns, including without limitation any person, organization or corporation which may acquire substantially all of the assets and business of the Company or any company or corporation into which the Company may be merged or consolidated.

10.    Amendment and Termination

       This Plan can be modified, amended or terminated by the Board of Directors of the Company.

11.    Construction

       This agreement shall be subject to the laws of the State of Illinois.

12.    Gender and Number

       Wherever appropriate herein, the masculine may mean the feminine, and the singular may mean the plural or vice versa.

13.    Administration

       This Plan shall be administered by a Plan Administrator appointed by the Chief Executive Officer of the Company.
       The Plan Administrator may delegate any of its duties under the Plan to one or more officers of the Company.

14.    Validity

       In the event that any part of this Plan is invalid for any reason, such invalidity shall not affect the balance of this Plan which shall remain valid and binding upon the parties and enforceable in accordance with its terms.

                              WM. WRIGLEY JR. COMPANY
                           SUPPLEMENTAL RETIREMENT PLAN

       1. Purpose. The purpose of the Wm. Wrigley Jr. Company Supplemental Retirement Plan (the "Supplemental Retirement Plan") is to assist Wm. Wrigley Jr. Company (the "Company") and its participating subsidiaries (the Company and each of its subsidiaries which adopt this Supplemental Retirement Plan being hereinafter called the "Employers") in hiring and retaining the services of key employees by providing such employees with retirement income which would have been provided by the Wrigley Retirement Plan but for the legal limits on the amount of such income which can be provided by such plan. The Employers intend that this Supplemental Retirement Plan be an "excess benefit plan" within the meaning of section 3(36) of the Employee Retirement Security Income Act of 1974, as amended ("ERISA") and an unfunded plan maintained for a select group of management or highly-compensated employees within the meaning of sections 201(2), 301(a) and 401(a)(1) of ERISA and section 2520.104-23 of the Department of Labor Regulations. All capitalized terms used herein which are not defined herein shall have the respective meanings assigned to such terms by the Wrigley Retirement Plan.

       2. Participation. Each officer of any Employer and any other employee designated by the Retirement Committee appointed under the Wrigley Retirement Plan as a key employee under this Supplemental Retirement Plan shall be eligible to become a participant in this Supplemental Retirement Plan. Each such officer or key employee whose employment with an Employer is terminated on or after his Early Retirement Date shall, with the written approval of the Retirement Committee, be a participant in this Supplemental Retirement Plan and entitled to the supplemental retirement benefit set forth in paragraph 3 hereof.

       3.  Supplemental Retirement Benefit.
           (a) Amount of benefit. Each participant shall be entitled to receive a supplemental retirement benefit. The amount of such supplemental retirement benefit shall be the excess, if any, of (A) the annual amount of pension, commencing at the participant's Normal Retirement Date, computed under
Section 3.02 of the Wrigley Retirement Plan without regard to the limitations on benefits imposed by Section 3.05 of the Wrigley Retirement Plan, the limitation on compensation which may be taken into account under the Wrigley Retirement Plan imposed by section 401(a)(17) of the Internal Revenue Code and any other similar limitation as may be determined by the Committee; less
(B) the annual amount of pension, commencing at the participant's Normal Retirement Date, computed under Section 3.02 of the Wrigley Retirement Plan and reduced to the extent required by
Section 3.05 of the Wrigley Retirement Plan.

       (b) Time and manner of payment. A participant's supplemental retirement benefit shall be paid at the same time and in the same form as his pension under the Wrigley Retirement Plan. If a participant's pension under the Wrigley Retirement Plan is paid in a form other than a single-life annuity for the life of the participant's Normal Retirement Date, his supplemental pension shall be paid in the same form, and the amount payable to or in respect of the participant shall be actuarially adjusted to reflect the different form of pension or different pension starting date or both, as the case may be, using the same actuarial factors used to make the comparable adjustments to the participant's pension under the Wrigley Retirement Plan. If a participant elects a form of pension under the Wrigley Retirement Plan which provides for payment to the participant's Beneficiary or Joint Annuitant after the participant's death, payments remaining due under this Supplemental Retirement Plan after the participant's death shall be paid to such Beneficiary of Joint Annuitant.

       4.  Miscellaneous provisions.
           (a) Incorporation of Wrigley Retirement Plan. Except to the extent otherwise provided herein, this Supplemental Retirement Plan shall be subject to all the terms and conditions of the Wrigley Retirement Plan as in effect from time to time, which hereby is incorporated herein by reference, provided, however, that no amendment to the Wrigley Retirement Plan made after the commencement of a participant's supplemental retirement benefit shall reduce the amount payable hereunder to or in respect to such participant.

       (b) No funding required. The Company shall not be under any obligation to set aside any assets, in trust or otherwise, for the purpose of making payments hereunder. Any payments hereunder shall be made out of the general assets of the Employers, and any participant's rights to benefits hereunder shall be solely those of a general creditor of the Employers. Nothing in this Supplemental Retirement Plan shall preclude any Employer from investing its funds in annuity contracts, insurance contracts or otherwise for the purpose of providing to such Employer funds to satisfy its obligations under this Plan to any or all participants. Any such investment shall be in the name of and remain part of the general assets of such Employer.

       (c) Administration by Retirement Committee. The Retirement Committee shall be charged with the administration of this Supplemental Retirement Plan, and except as otherwise provided herein, shall have the same powers and duties and shall be subject to the same limitations as provided in the Wrigley Retirement Plan.

       (d) No right to continue in employment. Nothing in this Supplemental Retirement Plan or in any agreement entered into hereunder shall be interpreted as giving any employee or participant any right to remain in the employ of or be reemployed by any Employer.

       (e) Agreements. A participant's Employer shall enter into an agreement with participant upon approval by the Retirement Committee of such participant's termination of employment evidencing the Company's obligation to pay benefits pursuant to this Supplemental Retirement Plan. Such agreement shall contain such terms and provisions as the Retirement Committee shall determine which are not inconsistent with this Supplemental Retirement Plan.

       5. Amendment and Termination. This Supplemental Retirement Plan may be amended or terminated at any time by action of the board of directors of the Company, provided, however, that no such amendment shall reduce or terminate an Employer's obligations to pay supplemental retirement benefits hereunder to any participant whose benefits have commenced on or before the date of such amendment or termination.

                              WM. WRIGLEY JR. COMPANY
               DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

             The Wm. Wrigley Jr. Company Deferred Compensation Plan for Non-Employee Directors ("Plan") was made effective on January 27, 1983. The Plan was amended and restated, effective as of December 16, 1992, and January 1, 1994, and is hereby further amended and restated effective October 25, 1994, as set forth herein, with retroactive effect as provided herein.

     1.      Purpose.  The purpose of the Plan is to enable Non-
Employee Directors (the "Director(s)") of the Wm. Wrigley Jr.
Company (the "Company") to defer compensation earned as Directors pursuant to the terms of the Plan.

     2. Deferral Elections. Prior to January 1, 1995 or, if later, upon a Director's election to the Board, each Director shall execute and file an appropriate election form(the "Deferral Election") with the Treasurer of the Company, specifying the portion, if any, of the Director's compensation to be deferred, up to 100% of such compensation, the investment option to which the deferral shall be credited and the form, method and timing of distribution of the deferrals.

             The Deferral Election made hereunder prior to January 1, 1995 (the "1995 Election") shall control the distribution of
(a) all amounts deferred pursuant to such Deferral Elections, and
(b) effective on the second anniversary of the date such Deferral Election is made, all amounts deferred pursuant to Deferral Elections made prior to January 1, 1994, in each case, unless a subsequent valid Deferral Election is filed; provided, however, that, the 1995 Election shall not be effective with respect to the timing and distribution of any deferral that the Director is, or is scheduled to be, receiving within two years following the date such 1995 Election is made.

             (a) Deferrals shall be in 10% increments to a maximum of 100% of all compensation payable to the Directors in the year they wish to defer. In addition the Director shall elect in his or her Deferral Election the percent of the deferral that shall be credited among the deferral options (the "Deferral Options") described below:

                  (i) credits ("Investment Fund Credits") equivalent to amounts invested in any of the investment funds offered, from time to time, to participants in the Special Investment and Savings Plan for Wrigley Employees, or in any other or additional fund or funds as the Board of Directors of the Company (the "Board") shall determine (each an "Investment Fund," and together the "Investment Funds"); and

                  (ii) share units ("Share Units"), a unit equivalent to a share of the Common Stock of the Company
     (the "Common Stock").

             Directors may elect to transfer their deferred compensation from one Deferral Option to a different Deferral Option, including transferring Investment Fund Credits from one Investment Fund to a different Investment Fund; provided, however, that any such election must be made during the period beginning on the third business day following the date of the release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business date following such date; and provided, further, that in no event may any such election become effective sooner than twenty-four (24) months following the effective date of any prior transfer election. A transfer election pursuant to this Subsection 2(a) shall be made in the form of a document prescribed by the Board to be executed by the Director and filed with the Treasurer of the Company.

             Notwithstanding the foregoing, the Board may, from time to time, discontinue any of the Investment Funds described in clause (i) above. In such event, the Director shall execute an election in the form of a document prescribed by the Board and filed with the Treasurer of the Company, to transfer the amounts deferred in the discontinued Investment Fund to such other Deferral Options as the Board shall make available at such time. In the event that the Director shall fail to timely elect a new Deferral Option, such amounts shall be transferred to a Deferral Option that is deemed appropriate.

             (b) Directors shall elect on the Deferral Election the form, method and timing of distribution of amounts deferred hereunder. Distributions under this Section 2 shall begin as soon as practicable following the date specified in the Director's Deferral Election, but may not begin earlier than as soon as practicable following March 31, next following the date on which the Director ceases to be a Director for any reason; provided, however, that in no event may distribution commence later than as soon as practicable following March 31, following the calendar year in which the Director attains age seventy (70).

Such payment shall be made, pursuant to the Director's election in the Deferral Election, (i) in the form of a lump-sum payment,
(ii) in substantially equal annual installments over a period not to exceed ten years, or (iii) in any combination of (i) and (ii) above. If a Director elects installment payments, the unpaid balance thereof shall continue to accrue interest, earnings and dividend equivalents, computed in accordance with the provisions of Section 4 below, and shall be prorated and paid over the installment period.

             A Director may change his/her prior distribution election at any time, and from time to time; provided, however, that any such distribution election shall not become effective until the second anniversary of the date such distribution election is made; and provided, further, that no distribution election with respect to the distribution of amounts attributable to any deferral will be effective if the Director is, or is scheduled to be, receiving distributions with respect to such deferral within two years following the date such subsequent distribution election is made. In the event an election does not become effective, the prior valid election of such Director shall govern the form, method and timing of distribution.

             A Director shall elect on the Deferral Election, (i) with respect to Investment Fund Credits, to receive distributions of amounts so credited in cash, in kind, or in any combination thereof, and (ii) with respect to Share Units, to receive amounts so credited in cash or in shares of Common Stock; provided, however, that if he/she is a person subject to Section 16(b) of the Securities Exchange Act of 1934, the election with respect to Share Units shall be made either (1) at least six (6) months prior to the date of distribution, or (2) during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

             The amount to be paid in cash with respect to distributions of Share Units shall be equal to the product of (a) the number of Share Units in respect of which payment is to be made, and (b) the price of a share of Common Stock on the New York Stock Exchange during such period immediately preceding the date of distribution, as the Company shall determine.

             (c) If a Director fails to make a valid timely election with respect to method of payment, the Director shall receive the total amount credited to his/her Deferred Compensation Account (as defined in Section 4 below) in ten substantially equal annual installments. If a Director fails to make a valid timely election with respect to timing of payment, distribution shall commence as soon as practicable following March 31, next following the calendar year in which the Director attains age seventy (70). If a Director fails to make a valid timely election with respect to whether payment shall be in cash or shares of the Common Stock, those amounts credited as Share Units shall be distributed in shares of Common Stock, and all other amounts credited shall be distributed in cash.

             (d) In the event a Director dies prior to the distribution of any or all of the Director's Deferred Compensation Account, all amounts credited to such account shall be paid in a lump-sum to the beneficiary designated in writing at any time or from time to time by the Director with the approval of the Company or, failing such a designation, to the spouse, children (per stirpes), parents or estate (in that order) of the Director (all such entities being herein included within the term "beneficiary"). Any lump-sum payment shall be made as soon as practicable following the date of a Director's death.

     3. Revocations and Re-elections. Directors may elect in writing to revoke any prior Deferral Election, provided (i) written notice of such election to revoke shall be received by the Treasurer of the Company not less than five (5) business days prior to the year or years for which the revocation applies, and
(ii) such revocation shall be applicable only to compensation payable for the year or years that the Deferral Election has been revoked.

             Directors who have previously revoked a Deferral Election may again elect to defer by filing a new Deferral Election with the Treasurer of the Company not less than five (5) business days prior to the year or years in which the Deferral Election applies. Such Deferral Election shall be effective subject to the limitations and restrictions set forth in Section 2 above.

     4. Credits. During such period as amounts are standing to the credit of a Director hereunder, with respect to each such Director, the Company shall credit to a book reserve account (the "Deferred Compensation Account") established for this purpose the amounts deferred by such Director under Section 2 above.

             (a) Amounts credited to a Director's Deferred Compensation Account with respect to each Investment Fund shall be credited with interest and earnings (including gains and losses) equivalent to the amounts that would have accrued during such period had the amount so credited been actually invested in such Investment Fund. Interest and earnings on such amounts shall be computed from the date such deferrals are credited to the Deferred Compensation Account through the date of distribu-tion to a Director or his/her designated beneficiary, in accordance with Subsection 2(d) above.

             (b) If amounts are deferred under the Plan as Share Units, then the number of such Share Units shall be determined on the basis of the price of the Common Stock on the New York Stock Exchange during such period immediately preceding and/or immedi-ately following the date the Share Units are credited, as the Company shall determine.

             (c) Dividends on Share Units. As of each payment date for dividends on Common Stock with respect to which Share Units are standing to the credit of a Director until the Director's entire Deferred Compensation Account has been distributed, such Deferred Compensation Account shall be credited with dividend equivalents equal to the sum of all cash dividends that such Director would have received on such date, had the Director been the owner of a number of shares of Common Stock equal to the number of Share Units in the Director's Deferred Compensation Account on the record date for such dividend. The amount so credited shall be converted into additional Share Units with the number of Share Units being determined on the basis of the price of Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the payment date for the dividend, as the Company shall determine.

 5. Miscellaneous.

       (a) Title to, and beneficial ownership of, any assets, whether in cash or otherwise, that the Company may designate to pay the deferred compensation hereunder shall at all times (prior to payment) remain an asset of the Company, and neither a Director nor his/her designated beneficiary shall have any property interest whatsoever in any specific assets of the Company.

       (b) In the event a Director ceases to be a director of the Company for any reason other than retirement or his/her death, the total amount credited to the Deferred Compensation Account as of such date will be payable to the Director in a lump sum as soon as practicable following such date.

       (c) If the Company shall be adjudicated or determined to be insolvent by a court of competent jurisdiction, either in bankruptcy or otherwise, the amount credited to each Director's Deferred Compensation Account on the date of such proceeding shall constitute a debt of the Company to each such Director in any such proceeding.

       (d) Except as otherwise required by applicable law, no rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that, under such rules and regulations as the Company may establish, a Director may designate a beneficiary to receive, in the event of death, any amount that would otherwise have been payable to the Director or that may become payable on account of his or her death except that, if any amount shall become payable to the executor or administrator of the Director, such executor or administrator may transfer the right to the payment of any such amount to the person, persons or entity (including a trust) entitled thereto under the will of the Director or, in case of intestacy, under the laws relating to intestacy. Directors shall not have any interest in any funds or specific assets of the Company, except as expressly provided herein.

       (f) Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind or fiduciary relationship between the Company and a Director, his/her designated beneficia-ry, or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company.

       (g) This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Director and his/her heirs, executors, administrators, and legal representatives.

       (h) This Plan shall be construed in accordance with and governed by the laws of the State of Illinois.

       6. Termination and Amendment of the Plan. The Board may terminate this Plan at any time. Upon termination of the Plan, the remaining balance of the Directors' Deferred Compensation Accounts shall be paid to the Directors (or to their respective beneficiaries, as the case may be), in lump sums as soon as practicable but no more than thirty (30) days following the termination of the Plan.

       The Board without the consent of the participating
Directors or their beneficiaries, may amend this Plan at any time provided that no amendment shall divest any Director or beneficiary of any rights to which he or she would have been otherwise entitled.

                            THE WM. WRIGLEY JR. COMPANY
                           AMENDED STOCK RETIREMENT PLAN
                             FOR NON-EMPLOYEE DIRECTORS

      (1)   Purpose.     The Wm. Wrigley Jr. Company (the "Company")
has established this Stock Retirement Plan (the "Plan") to promote the interests of the Company and its shareholders by apportioning a part of the total compensation payable to its non-employee directors as deferred income paid in the form of the Company's Common Stock, without par value ("Common Stock"), thereby increasing the directors' beneficial ownership of Company stock and their proprietary interest in the Company. The Plan, originally effective as of January 1, 1988, as amended effective as of January 1, 1994, and as further amended as set forth herein is effective as of October 25, 1994, with retroactive effect as provided herein.

      (2)   Common Stock Units.      In addition to the cash
compensation otherwise payable to its non-employee directors as may be determined from time to time, the Company shall establish and maintain a Deferred Stock Account in the name of each non-employee director. Subject to the provisions of Section 9, as of the last day of each fiscal year, the Company shall credit to the Deferred Stock Account of each person who was a non-employee director of the Company on that day or who ceased to be a director after March 31 of that fiscal year by reason of his or her disability or death, a number of Common Stock Units equal in value to the annual retainer amount in effect for non-employee directors as of such date (without regard to other fees or retainers or the actual retainer amount actually received by any such non-employee director) divided by the price of a share of Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following such date, as the Company shall determine; provided, however, that no allocation of Common Stock Units pursuant to this Section 2 shall be made to the Deferred Stock Account of a non-employee director after the later of (i) December 31, 1997 or (ii) the tenth (10th) December following the initial election to the Board of Directors of the Company (the "Board") of such director. Notwithstanding the foregoing, in no event shall the number of Common Stock Units credited to the Deferred Stock Account of any non-employee director exceed the number of Common Stock Units that would have been credited to such Deferred Stock Account pursuant to the original formula provided in Section 2 of the Plan as approved by the stockholders of the Company at their annual meeting of March 8, 1988.

      (3) Dividend Equivalents. As of each dividend payment date declared with respect to the Company's Common Stock (but not with respect to the Company's Class B Common Stock), the Company shall credit the Deferred Stock Account of each director with an additional number of Common Stock Units equal to:

      (a) the product of (i) the dividend per share of the Company's Common Stock which is payable as of the dividend payment date, multiplied by (ii) the number of Common Stock Units credited to the director's Deferred Stock Account as of the applicable dividend record date:

                                    DIVIDED BY

      (b) the price of a share of the Company's Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the dividend payment date, as the Company shall determine.

      4. Payment of Deferred Stock Accounts. (i) Each director, or in the event of death, his or her beneficiary, shall be entitled to receive one share of the Company's Common Stock for each Common Stock Unit credited to his or her Deferred Stock Account in such form, method and timing determined pursuant to Sections 4(b), 4(c) and 4(d) below. Common Stock Units with respect to which no transfer of stock has yet occurred shall continue to be credited with dividend equivalents in accordance with Section 3, above.

      (b) Deferral Elections. Prior to January 1, 1995, or, if later, upon a director's election to the Board, each director shall execute and file an appropriate election form (the "Deferral Election") with the Treasurer of the Company, specifying the form, method and timing of distribution of his or her Deferred Stock Account. The Deferral Election made hereunder prior to January 1, 1995 (the "1995 Election") shall control the distribution of (a) all amounts deferred pursuant to the 1995 Election, and (b) effective on the second anniversary of the date the 1995 Election is made, all amounts the distribution of which is subject to a distribution election made prior to the 1995 Election, in each case, unless a subsequent valid Deferral Election is filed; provided, however, that, the 1995 Election shall not be effective with respect to the timing and distribution of any deferral that the director is, or is scheduled to be, receiving within two years following the date such 1995 Election is made.

            (c) Distributions under this Section 4 shall begin as soon as practicable following the date specified in the director's Deferral Election, but may not begin earlier than as soon as practicable following March 31, next following the date on which the director ceases to be a director for any reason; provided, however, that in no event may distribution commence later than as soon as practicable following March 31, following the calendar year in which the director attains age seventy (70). Such payment shall be made, pursuant to the director's election in the Deferral Election, (i) in the form of a lump-sum payment,
(ii) in substantially equal annual installments over a period not to exceed ten years, or (iii) in any combination of (i) and (ii)
above.   If a director elects installment payments, the unpaid
balance thereof shall continue to accrue interest, earnings and dividend equivalents, computed in accordance with the provisions of Section 3, and shall be prorated and paid over the installment period.

            A director may change his or her prior Deferral Election at any time, and from time to time; provided, however, that any such Deferral Election shall not become effective until the second anniversary of the date such Deferral Election is made; and provided, further, that no Deferral Election with respect to the distribution of amounts attributable to any portion of a director's Deferred Stock Account shall be effective if the director is, or is scheduled to be, receiving distributions with respect to such deferral within two years following the date such subsequent Deferral Election is made. In the event a Deferral Election does not become effective, the prior valid Deferral Election of such director shall govern the form, method and timing of distribution.

            A Director shall also elect on the Deferral Election, to receive distributions of amounts credited to his or her Deferred Stock Account in cash or in shares of Common Stock; provided, however, that if he or she is a person subject to
Section 16(b) of the Securities Exchange Act of 1934, the election shall be made either (1) at least six (6) months prior to the date of distribution, or (2) during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. The amount to be paid in cash with respect to any distribution hereunder shall be equal to the product of (a) the number of Common Stock Units in respect of which payment is to be made, and (b) the price of a share of Common Stock on the New York Stock Exchange during the period immediately preceding the date of distribution, as the Company shall determine.

            (d) Notwithstanding the foregoing, in the event that, with respect to any portion of a director's Deferred Stock Account, (A) the director fails to timely elect the form, method and/or timing of payment, (B) no valid election is filed with the Company, or (C) the director has not filed an 1995 Election or any Deferral Election subsequent thereto, such portion or portions of the director's Deferred Stock Account shall be paid, in shares of the Company's Common Stock (as the default for form of payment), in ten substantially equal annual installments (as the default for method of payment), commencing as soon as practicable following the March 31, next following the date on which the director ceases to be a director (as the default for timing of payment).

      5. Beneficiary. Each director may, from time to time, by writing filed with the Treasurer of the Company, designate any legal or natural person or persons to whom shares of the Company's Common Stock or cash attributable to Common Stock Units are to be transferred if the director dies prior to receipt of such shares or cash. A beneficiary designation shall be effective only if the signed form is filed with the Treasurer of the Company while the director is alive and shall cancel all beneficiary designation forms filed earlier. If a director fails to designate a beneficiary as provided above, or if all designated beneficiaries die before the director, all shares or cash attributable to such Common Stock Units shall be transferred to the director's spouse, children (per stirpes), parents or estate (in that order), as soon as practicable after such death.

      6. Acceleration. The Company may accelerate the transfer of shares of Common Stock or cash with respect to Common Stock Units credited to the Deferred Stock Account of any director or directors for reasons of individual hardship, changes in tax laws or accounting principles or any other reason which negates or diminishes the continued value of the Deferred Stock Account to the Company or its directors.

      7. Nontransferability. Except as otherwise required by applicable law, no rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that, under such rules and regulations as the Company may establish, a director may designate a beneficiary to receive, in the event of death, any amount that would otherwise have been payable to the director or that may become payable on account of his or her death except that, if any amount shall become payable to the executor or administrator of the director, such executor or administrator may transfer the right to the payment of any such amount to the person, persons or entity (including a trust) entitled thereto under the will of the director or, in case of intestacy, under the laws relating to intestacy.

      8. Shareholder Status. A director or beneficiary shall have none of the rights of a shareholder until shares of Common Stock, if any, are issued or transferred in accordance with
Section 4. Prior to the date of transfer, the Company's obligation under this Plan is an unsecured promise to deliver shares of the Company's Common Stock or cash. The Company may, but shall not be required to, hold any such shares or cash in trust or as a segregated fund.

      9. Changes in Stock. In the event of any change in the outstanding shares of the Company's Comon Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of Common Stock Units to be credited in accordance with Section 2 and the number of Common Stock Units actually credited to the Deferred Stock Accounts shall be adjusted proportionately; provided, however, that if a proportional adjustment cannot be made or the Board of Directors of the Company determines that further adjustment is appropriate to fairly accomplish the purposes of the Plan, the Board of Directors shall make such equitable adjustment under the Plan as it determines will fairly preserve the intended benefits of the Plan to the participants and the Company.

      10. Successors. This Plan shall be binding upon any assignee or successor in interest to the Company whether by merger, consolidation or sale of all or substantially all of the Company's assets.

      11. Amendment and Termination. The Board of Directors of the Company may, from time to time, amend or terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the rights of any director or, if the director is deceased, his or her beneficiary without his or her consent with respect to Common Stock Units credited prior to such amendment or termination.

                    1994 EXECUTIVE INCENTIVE COMPENSATION PLAN











                                                November, 1993

      The Wm. Wrigley Jr. Company has provided an Executive Incentive Compensation Plan for selected managers since 1978. This is not a continuing plan but is reviewed by the Compensation Committee of the Board of Directors each year to determine if a plan should be adopted for that year, the positions which will be eligible to participate, and the associated companies which will be included.

      The Compensation Committee has authorized the 1994 Plan. Participants have an opportunity to receive awards based on corporate and individual performance during the corporate fiscal year from January 1, 1994, through December 31, 1994. Those selected to participate will not take part in any group achievement fund or similar incentive plan which their particular unit may provide for employees. Each associated company will bear the appropriate cost of awards made to employees.

      Awards are calculated on the base annual salary each participant actually earns during the plan year. Most participants are paid base annual salary in 12 monthly increments, but managers of some international associated companies receive their base salary in 13 or more increments.

      Incentive awards will be distributed in the first quarter of 1995 when the financial results of the company and the respective units are known for the 1994 fiscal year.

                               PURPOSES OF THE PLAN

      1. Maintain a total cash compensation package for participating managers commensurate with accountability and competitive with the industry.

      2. Recognize and reward participating managers in accord with current performance.


      3. Encourage and reward individual initiative, creativity, and extra effort which result in measurable improvements in your company's operations.

      4.    Encourage teamwork.

      5. Relate incentive awards to overall corporate or unit performance as well as individual accomplishment.

      6. Encourage participating managers to develop and carry out unit and departmental goals which support and enhance corporate longer range goals.

      7.    Maintain an earnings opportunity for
            participants which will retain and, when necessary, attract outstanding performers.

                                   AWARD LEVELS

      The 1994 Executive Incentive Compensation Plan has various levels reflecting the individual accountability and impact on company operations of the participants. Target award levels are earned by fully meeting performance criteria on challenging and realistic personal, unit, and/or corporate goals and by fully effective teamwork. Higher awards up to a maximum of 150% of target levels are earned for truly outstanding and exceptional achievements above target performance.


      All participants are assigned weightings for individual performance elements which can include unit goals, personal goals, and teamwork effectiveness. Based on accountability some participants also have a corporate performance element. The sum of each participant's element weightings total 100. Each element is rated separately using the performance standards defined in
Exhibit I.

      Each personal goal and unit goal within those respective elements is separately rated, totaled, and averaged. These average ratings may be adjusted up to plus or minus 15 percentage points to reflect performance not otherwise measured in the ratings for the separate goals if, in the judgment of the person evaluating performance, a change is justified.

      The teamwork rating is based on each participant's effectiveness as a manager in making the team work - - - responsive, cooperative, and a positive contributor toward optimum end results with top priority to company rather than to personal success.

      The maximum rating for any goal is 150%. The minimum rating for any goal is 30%. If the adjusted average rating for any element is below 50%, no award is earned for that element.

      Element ratings of 50% or more are multiplied by the respective element weightings and totaled. The total weighted performance is multiplied by a participant's target opportunity percent to determine the award expressed as a percent of salary.

                         GOAL SETTING PROCEDURE

Corporate Goals

      The President and Chief Executive Officer will present 1994 corporate goals to the Compensation Committee when it evaluates corporate performance for the prior year Plan. These goals will be approved by the Board of Directors at its next regular scheduled meeting. Corporate goals will include target, minimum, and outstanding levels of performance where appropriate to serve as a guide to the Compensation Committee when it evaluates corporate performance for the Plan year.

Unit Goals

      Each unit will set goals at the beginning of the Plan year which are approved by appropriate managers. Units with consumer sales will use the format outlined on Form A. Units with no consumer sales will use the format outlined on Form B. Goals must set target, minimum and outstanding levels of performance. The units for the 1994 Plan are listed below:

                             UNITS WITH CONSUMER SALES

            U. S. Chewing Gum
                   Sales Department
                   Sales Divisions
                   Consumer Advertising
            Amurol Products Company
            Wrigley Canada
            International Group
                   International Region - Germany, Austria, EMD,
                         Eastern Europe, Russia
                   International Region - U.K., Kenya, Spain, Italy International Region - Scandinavia, W.M.F.,
                         Netherlands
                   International Region - Philippines, Taiwan,
                         Hong Kong, China, Malaysia
                   International Region - Latin America
            Australia

                           UNITS WITH NO CONSUMER SALES

            U. S. Manufacturing
                   Chicago Factory
                   Santa Cruz Factory
                   Gainesville Factory
            L. A. Dreyfus Company
            WRICO Packaging
            Wrigley France-Biesheim
            Manufacturing Pacific Orient


Personal Goals

      Personal goals are established at the beginning of the Plan year and approved by appropriate managers. The format for setting these goals is shown on Form E. Participants are generally limited to three personal goals which must be opportunities for significant accomplishment that can be measured. Target, minimum, and outstanding levels of performance must be included with each goal.

      When appropriate, several participants may be assigned the same personal goal with shared accountability for results. All participants will receive the same accomplishment rating for a shared personal goal.

                                  ACCOMPLISHMENTS


Corporate Award

      The President and Chief Executive Officer will evaluate corporate performance and recommend a rating for the Compensation
Committee's consideration based on the following criteria:

      - How successfully the management team achieved corporate goals approved by the Board of Directors at the beginning of the fiscal year.

      - Progress made toward longer term corporate objectives and strategies in light of conditions pertaining during the year.

      -     How well the management team responded to all factors
            -- internal and external -- which affected corporate performance during the year.

      Based on this assessment, the Compensation Committee will rate corporate performance using the standards of performance as defined in Exhibit I.

Individual Awards

      Individual performance awards are based on accomplishment of unit goals where appropriate, personal goals, and teamwork effectiveness. Performance is evaluated by the manager to whom each participant reports and reviewed by a committee of senior management with final approval by the President and Chief
Executive Officer.

      Toward the end of the Plan year the Personnel Department will distribute individual appraisal forms (Exhibit II) to the managers who direct the work of the participants and who approved the unit and personal goals. These managers will recommend ratings for individual performance for each of the participants under their direction:

      Each participant with unit goals will submit unit accomplishments using Form C for units with consumer sales and Form D for others. All participants will submit accomplishments for personal goals using Form F. Target, minimum, and outstanding performance levels will be the same as established when the goals were set. Participants will measure accomplishment of unit and personal goals using the following formulas in the appropriate section of the forms.

                   A  =  Accomplishment
                   T  =  Target Goal
                   M  =  Minimum Acceptable Performance
                   O  =  Outstanding Performance

If accomplishment exceeds target

            % Rating = 100 + A-T
                               X 50
                           O-T


If accomplishment is less than target

            % Rating = 100 - T-A
                               X 50
                           T-M

      Examples illustrating how these formulas are applied are shown on Exhibit III. These formulas lend themselves to measuring goals which can be objectively defined with numeric values. Some personal goals will require subjective ratings because they cannot readily be reduced to numeric values. Participants will suggest the numeric rating which should be assigned to the accomplishment of each of these goals. Ratings may be modified in the review process.

      Individual performance ratings will be combined with the corporate rating where appropriate, and the total performance rating for each participant will be established.

      Exhibit IV illustrates how a typical award will be calculated.


President and Chief Executive Officer Award

      The Compensation Committee of the Board of Directors will determine the award for this executive, and 100% weighting will be on personal performance. When rating, the Compensation Committee will consider the Chief Executive's effectiveness in guiding the affairs of the company as evaluated largely by corporate performance and progress toward longer range objectives and strategies. The award may be at the same level as the corporate evaluation, or may be different, in the sole discretion of the Compensation Committee.

                                                                     EXHIBIT I


                    1994 EXECUTIVE INCENTIVE COMPENSATION PLAN

                              Wm. Wrigley Jr. Company

                                   STANDARDS FOR
                       PERSONAL, CORPORATE/UNIT PERFORMANCE

                                                   Individual/
                                                   Unit/Corporate
                                                   Performance
                   Definition                      Rating


Outstanding performance; significantly                150
exceeded criterion.


Excellent performance; criterion exceeded.            120


Target performance; criterion fully met.              100


Good performance; criterion generally met, or          90
acceptable under the circumstances.


Reasonable performance under the circumstances;        60
criterion partially met.


Minimum acceptable performance.                        50


Performance below acceptable levels.                   30

                                                                                           EXHIBIT II
                                                                           SUMMARY APPRAISAL
                                                              1994 EXECUTIVE INCENTIVE
COMPENSATION PLAN

PARTICIPANT:                       APPRAISER:                       INITIALS:           DATE:
                       RATING   X  WEIGHT                    WEIGHTED          X      TARGET
  =    AWARD
                         %               %                   PERFORMANCE                  %
   %
UNIT GOALS:
  #1
  #2

  TOTAL
  AVG
  ADJ + 15 pts
  ADJ AVG

PERSONAL GOALS:
  #1
  #2
  #3

  TOTAL
  AVG
  ADJ + 15 pts
  ADJ AVG

TEAMWORK                               10*                            1993 Rating
TOTAL INDVL. PERF.
ADJ. TO 100% BASIS
CORP. PERF.

GRAND TOTAL                           100

COMMENTS:

Review                Review                 Review
        *TEAMWORK WEIGHTING IS 10% FOR ALL PARTICIPANTS


                                                                                           Exhibit III
                                                                                EXAMPLE
                                                                         1994 ACCOMPLISHMENTS
                                                                       UNITS WITH CONSUMER SALES

GOALS                                            REV. ORIG. FORECAST           GOAL
      1994 ACTUAL

OVER/(UNDER)
                        1991    1992    1993    1994      % O/U 1993     1994   % O/U 1993
   1994    1993    1994 GOAL
1.  UNIT VOLUME TO
    OUTSIDE CUSTOMERS   50,000  51,000  53,000  55,000        3.8        55,000      3.8
    54,500   1500       (500)



2.  PROFIT FROM
    OPERATIONS U.S.$    11,089  16,289  10,760  10,800         .4       11,600       7.8
   12,200   1440        600


MEASURES OF PERFORMANCE                     WEIGHT        MINIMUM           TARGET
         OUTSTANDING       R A N G E
                                                                                                               #
  %

GOAL #1                                       50%          53,000           55,000              57,000
     2,000   3.6

GOAL #2                                       50%          10,000           11,600              13,200
     1,600  13.8

EQUATIONS FOR DETERMINING RATING

GOAL #1

100 - 55,000-54,500
                    X 50 = 87.5
      55,000-53,000


GOAL #2

100 + 12,200-11,600
                    X 50 = 118.8
      13,200-11,600



                                                 EXHIBIT IV
                                         Wm. Wrigley Jr. Company
                                          SAMPLE AWARD  -  1994

HOW THE PLAN WORKS

ASSUME:

                Participant Award Level                                         D

                Base Salary                                                  $60,000

                Target Incentive Opportunity                                     30%

                Target Award                                                 $18,000


INCLUDES:                                          ELEMENT                 TARGET
                                                  WEIGHTING                AWARD
          ELEMENTS

                Unit Goals                            50                     $ 9,000

                Personal Goals                        20                       3,600

                Teamwork                              10                       1,800

          Individual Performance                      80                     $14,400

          Corporate Performance                       20                       3,600

          Target Award                               100                     $18,000


AWARD DETERMINATION:                RATING     WEIGHTED
                                      %       PERFORMANCE
          ELEMENTS

                Unit Goals           112          56.0                       $10,080

                Personal Goals        85          17.0                         3,060

                Teamwork             110          11.0                         1,980

          Individual Performance                  84.0                       $15,120

          Corporate Performance      120          24.0                         4,320

          AWARD                                  108.0                       $19,440

          Percent of Base Salary                                                32.4%



                                                                                                               Form
A
PARTICIPANT                                            1994 UNIT GOALS
UNIT                                               UNITS WITH CONSUMER SALES
PAGE NO.
DATE SUBMITTED

                                                                           1994 REV. ORIG. F'CAST
    1994 GOAL

                                                                                        % O/U
 % O/U
GOAL:                                        1991       1992       1993       1994       1993
    1994      1993
1.  UNIT VOLUME TO OUTSIDE CUSTOMERS:




2.  PROFIT FROM OPERATIONS U.S.$:




MEASURES OF PERFORMANCE                   WEIGHT          MINIMUM           TARGET
         OUTSTANDING       R A N G E
                                                                                                              #
 %


GOAL #1


GOAL #2



                                                            PARTICIPANT'S
                                                            SIGNATURE                              DATE


                                                            APPROVED                               DATE



                                                                                                               Form
B
PARTICIPANT                                             1994 UNIT GOALS
UNIT                                              UNITS WITH NO CONSUMER SALES
PAGE NO.
DATE SUBMITTED

                                                                           1994 REV. ORIG. F'CAST
     1994 GOAL

                                                                                          % O/U
    % O/U
GOAL:                                        1991       1992       1993       1994         1993
      1994       1993
#1



#2



#3




MEASURES OF PERFORMANCE                      WEIGHT      MINIMUM          TARGET
        OUTSTANDING       R A N G E
                                                                                                            #
%

GOAL #1

GOAL #2

GOAL #3




                                                             PARTICIPANT'S
                                                             SIGNATURE                              DATE


                                                             APPROVED                               DATE



Form C
PARTICIPANT                                    1994 ACCOMPLISHMENTS - UNIT GOALS
UNIT                                               UNITS WITH CONSUMER SALES
PAGE NO.
DATE SUBMITTED


   GOAL                                          REV. ORIG. F'CAST             GOAL
    1994 ACTUAL

OVER/(UNDER)


                          1991    1992    1993    1994    % O/U 1993    1994   % O/U 1993
    1994     1993      1994 GOAL

1.  UNIT VOLUME TO
    OUTSIDE CUSTOMERS:



2.  PROFIT FROM
    OPERATIONS U.S.$:



MEASURES OF PERFORMANCE                     WEIGHT        MINIMUM           TARGET
         OUTSTANDING        R A N G E
                                                                                                                #
   %

GOAL #1

GOAL #2



EQUATIONS FOR DETERMINING RATING


                                                       PARTICIPANT'S
                                                       SIGNATURE                              DATE


                                                       APPROVED                               DATE




Form D
PARTICIPANT                                    1994 ACCOMPLISHMENTS - UNIT GOALS
UNIT                                              UNITS WITH NO CONSUMER SALES
PAGE NO.
DATE SUBMITTED


   GOAL                                          REV. ORIG. F'CAST             GOAL
    1994 ACTUAL

OVER/(UNDER)
                          1991    1992    1993    1994    % O/U 1993    1994   % O/U 1993
    1994     1993      1994 GOAL

#1


#2



#3




MEASURES OF PERFORMANCE                      WEIGHT       MINIMUM           TARGET
        OUTSTANDING        R A N G E
                                                                                                               #
  %

GOAL #1




GOAL #3



EQUATIONS FOR DETERMINING RATING



                                                       PARTICIPANT'S
                                                       SIGNATURE                              DATE


                                                       APPROVED                               DATE


                                                                                                                FORM
E
                                                                          1994 PERSONAL GOALS
PARTICIPANT
DEPARTMENT OR UNIT                                             REVIEW COMMENTS:
GOAL #           PAGE
DATE SUBMITTED

GOAL:                                                                                             ESTIMATE

                                                                       COST TO ACHIEVE GOAL:
HOW RESULTS ARE TO BE MEASURED:    R A N G E   ( + / - )
                                   #       %
MINIMUM                                                                CAPITAL EXPENDITURE:


TARGET                                                                 ACCOMPLISHMENT DATE:

                                                                       COMPARISON TO 3-YEAR PRIOR
& REV. ORIG. F'CAST, IF
OUTSTANDING                                                            APPLICABLE:
                                                                                                         1994
1994
                                                                       1991      1992      1993
FORECAST    GOAL

GOAL WEIGHT:


EXPECTED RESULTS:


                                                                             PARTICIPANT'S
                                                                             SIGNATURE
     DATE


                                                                             APPROVED BY
       DATE



FORM F
                                                                  1994 ACCOMPLISHMENTS-PERSONAL
GOALS
PARTICIPANT
DEPARTMENT OR UNIT                                          REVIEW COMMENTS:
                  RATING:

GOAL #           PAGE
DATE SUBMITTED


GOAL AS SUBMITTED:                                                                          ESTIMATE
        ACTUAL

                                                                     COST TO ACHIEVE GOAL:

HOW RESULTS ARE TO BE MEASURED:     R A N G E  ( + / -)              CAPITAL
EXPENDITURE:
                                    #       %

MINIMUM                                                              ACCOMPLISHMENT DATE:

                                                                     COMPARISON TO 3-YEAR PRIOR &
REV. ORIG. FORECAST, IF
TARGET                                                               APPLICABLE:
                                                                                                 1994       1994
     1994
                                                                     1991     1992     1993    FORECAST
   GOAL      ACTUAL
OUTSTANDING


GOAL WEIGHT:                                                                EQUATION FOR
DETERMINING RATING:


EXPECTED RESULTS:


                                                                            PARTICIPANT'S
ACTUAL RESULTS:                                                             SIGNATURE
               DATE

                                                                            APPROVED BY
      DATE


                 WM. WRIGLEY JR. COMPANY MANAGEMENT INCENTIVE PLAN

                                    I.  General

            1. Purpose. The purpose of the Wm. Wrigley Jr. Company Management Incentive Plan (the "Plan") for key employees of the Wm. Wrigley Jr. Company (the "Corporation") and its subsidiaries (the Corporation, its operating units and its subsidiaries in which it owns, directly or indirectly, a majority of the voting stock being herein referred to as the "Company") is to foster and promote the long-term financial success of the Company and increase stockholder value by:

            (a) attracting and retaining key personnel possessing outstanding abilities; and

            (b) motivating key employees by providing the opportunity to participate with the stockholders in the long-term growth and financial success of the Company.

            2. Plan. The Committee hereinafter designated, or the Chief Executive Officer of the Company if delegated the authority pursuant to Section 1.4 hereof with respect to eligible key employees of the Company who are not directors or officers of the Corporation, may grant to eligible key employees of the Company (the "Participants") stock awards, stock options, stock appreciation rights, performance units, share units, money credits, or combinations thereof, on the terms and subject to the conditions stated in this Plan.

            3. Limitation on Shares to Be Issued. The maximum number of shares of common stock of the Company, no par value (the "Common Stock"), to be issued pursuant to all grants made under the Plan shall be 900,000 shares, including shares to be issued pursuant to any outstanding rights awarded under the Wm. Wrigley Jr. Company Executive Incentive Compensation Deferral Plan. Shares awarded pursuant to grants which, by reason of the expiration, cancellation or other termination of grants prior to issuance, are not issued, an restricted shares that are forfeited after their issuance, shall again be available for future grants.

Shares of Common Stock to be issued may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

            4. Administration of Plan. The Plan shall be administered by a committee of three or more persons selected by the Board of Directors of the Company (the "Board of Directors" or "Board") from its own membership, which shall be the Compensation Committee of the Board of Directors unless another committee of the Board shall be designated by the Board (the "Committee"). No member of the Committee shall be eligible to participate in the Plan, and no person shall be appointed to, or shall serve as a member of, the Committee unless at the time of such appointment and service he shall be a "disinterested person," as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as then in effect or any successor provision.

            The Committee shall, subject to the limitations of the Plan, have full power and discretion to interpret and administer the Plan; to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of restricted stock, money credits, share units, performance units, stock options or stock appreciation rights or combinations thereof, the number of shares subject to the grant, the fair market value of the Common Stock when necessary, the restriction and forfeiture provisions relating to restricted stock, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant. The Committee may establish rules, regulations and guidelines for the administration of the Plan, and impose, incidental to a grant, conditions with respect to employment or other activities not inconsistent with or conflicting with the Plan. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company the power and authority with respect to the selection of, and grants to, eligible key employees of the Company who are not directors or officers of the Corporation, subject to the rules, regulations and guidelines of general application prescribed by the Committee.

            The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, all Participants and employees of the Company, and upon their respective beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. By accepting any benefits under the Plan, each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, the Board of Directors or the Committee.

            5. Adjustment Provisions. In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effective, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other corporation, or new, different or additional shares of other securities of the Company or of another corporation are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (a) the maximum number and class of shares or other securities that may be issued or transferred under the Plan, and (b) the number of share units or the number and class of shares or other securities which are the subject of any grant, shall in each case be equitably adjusted. If an equitable adjustment cannot be made or the Board of Directors determines that further adjustment is appropriate to accomplish fairly the purposes of the Plan, the Board of Directors shall make such equitable adjustment under the Plan as it determines will fairly preserve the intended benefits of the Plan to the Participants and the Company.

            6. Purchase of Shares of Common Stock. It is contemplated that the Company, although under no legal obligation to do so, may from time to time purchase shares of Common Stock for the purpose of paying all or any portion of any award payable in or measured by the value of shares of Common Stock, or for the purpose of replacing shares issued or transferred in payment of all or part of an award. All shares so purchased shall, unless and until transferred in payment of an award, be at all times the property of the Company available for any corporate purpose, and no Participant or employee or beneficiary, individually or as a group, shall have any right, title or interest in any shares of Common Stock so purchased.

            7. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the 1988 Annual Meeting of Stockholders of the Company scheduled to be held on March 8, 1988, and shall be effective immediately upon such approval by the stockholders of the Company. Awards may be made and shares may be issued pursuant to the Plan on or after its effective date pursuant to, and in accordance with, agreements for the issuance thereof entered into prior to the effective date. The Plan shall terminate ten years after it becomes effective unless terminated prior thereto by action of the Board of Directors of the Company. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any Participant under any grants made prior to termination.

            8. Amendments. The Plan may be amended or terminated by the Board of Directors of the Company at any time and in any respect, except that no amendment may be made without stockholder approval if such amendment would -

            (a) increase the maximum number of shares of Common Stock available for issuance under the Plan;

            (b)    modify the class of eligible employees; or

            (c) materially increase the benefits accruing to Participants under the Plan.

Similarly, subject to obtaining the consent of the Participant where required by contract law, the Committee may alter, amend or modify any award or grant made pursuant to this Plan in any respect not in conflict with the provisions of the Plan, if the Committee deems such alteration, amendment or modification to be in the best interests of the Participant or the Company by reason of changes or interpretations in tax, securities or other applicable laws.

            9. Prior Plans. Upon the effectiveness of the Plan, no further grants shall be made under the Wm. Wrigley Jr. Company Stock Award Plan or Wm. Wrigley Jr. Company Executive Incentive Compensation Deferral Plan. Any prior grants that were made under such Plans shall be covered by the terms and conditions of this Plan.


                                 II.  Stock Awards

            1. Form of Award. Stock awards, whether performance awards or fixed awards, may be made to selected Participants in the form of shares of Common Stock, but which may be forfeitable and/or with restrictions on transfer in any form as hereinafter provided.

            2. Performance Awards. Awards may be made in terms of a stated potential maximum number of shares, with the actual number earned to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a period or periods of not less than one nor more than ten years. No right or interests of any kind shall be vested in an individual receiving a performance award until the conclusion of the period or periods and the determination of the level of achievement specified in the award, and the time of vesting thereafter shall be as specified in the award.

            3. Fixed Awards. Awards may be made which are not contingent on the performance of objectives but which are contingent on the Participant's continuing in the employ of the Company, rendering consulting services or refraining from competitive activities for a period to be specified in the award, which period shall be not less than one year.

            4. Rights With Respect to Restricted Shares. Awards may be made in the form of shares which are subject to restrictions on transfer, as determined by the Committee. Unless otherwise provided by the Committee, the Participant who receives shares of restricted Common Stock shall have the right to vote the shares and to receive dividends thereon from the dated of issuance, unless and until forfeited.

            5. Terms and Conditions. Awards shall contain such terms and conditions as the Committee shall specify, including without limitation restrictions on the sale or other disposition of the shares, or the forfeiture of the awards upon termination of employment prior to the expiration of a designated period of time or the occurrence of other events. In addition, shares of restricted Common Stock issued pursuant to an award shall be released from the restrictions at the times determined by the Committee. The award shall be paid to the Participant either in shares of Common Stock having a fair market value equal to the maturity value of the award, or in cash equal to the maturity value of the award, or in such combination thereof as the Committee shall determine.


                                 III.  Share Units

            1. Credits. The Committee may in its discretion provide that a Participant shall receive a credit of share units, each of which is equivalent to a share of Common Stock except for the power to vote and the entitlement to current dividends.

            2. Rights With Respect to Share Units. If share units are credited to a Participant, amounts equal to dividends otherwise payable on a like number of shares of Common Stock after the crediting of the units may, in the discretion of the Committee, be paid to the Participant as and when paid, or converted into additional share units which shall be credited to the Participant and held until later forfeited or paid out.
Share units may be paid to the Participant in the form of cash or shares of Common Stock according to such requirements and guidelines as the Committee shall deem appropriate.


                                IV.  Money Credits

            1. Credits. The Committee may in its discretion provide that a Participant shall receive a credit of money credits, which shall be in units of a dollar or a fraction thereof.

            2. Rights With Respect to Money Credits. If a Participant is credited with money credits, a money account shall be established for the Participant which shall be credited with interest equivalents on amounts previously credited to the account, or an amount equal thereto paid to the Participant, on a calendar quarter basis compounded and at such rate as the Committee determines to be appropriate from time to time. Money credits may be paid to the Participant in the form of cash or shares of the Company's Common Stock according to such requirements and guidelines as the Committee shall deem appropriate.


                                 V.  Stock Options

            1. Grants. Options to purchase shares of Common Stock of the Company may be granted to selected Participants.

            2. Terms of Options. Options granted may either be "incentive stock options" as defined in Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") or nonstatutory stock options. No option shall be exercisable more than ten years after the date of grant. The per share option price shall be not less than 100% of the fair market value at the time the option is granted. Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value equal to the option price or a combination thereof, and the Committee may, in its discretion, require as a condition of exercise that the optionee pay to the Company any federal, state or local withholding tax required by law to be paid over as a result of such exercise, which payment may be made in cash or in shares of Common Stock having a market value equal to the amount of the required withholding tax. Options shall not be transferable, except that such options may be exercised by the executor, administrator or personal representative of a deceased optionee through a period not to exceed the date on which the option expires or three years after the death of such optionee, whichever is earlier. Options may be exercised during the optionee's continued employment with the Company and for such period thereafter, not to exceed three years, as the Committee may determine, but in no event after the date on which the option expires.

            3. Incentive Stock Options. With respect to "incentive stock options" as defined in Section 422(A)(b) of the Code, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year (under all plans of the Company) shall not exceed $100,000.


                          VI.  Stock Appreciation Rights

            1. Grants. Rights may be granted to selected Participants entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted simultaneously with or prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise.

            2. Terms of Grant. Such rights may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the right (as to the same shares of Common Stock subject to the option and the right), or the right may be granted independently of a related stock option. The right shall be exercisable not more than ten years after the date of grant. Stock appreciation rights shall not be transferable, except that such rights may, if the grant so provides, be exercised by the executor, administrator or personal representative of the deceased grantee within three months after the death of the grantee, and rights may be exercised during the individual's continued employment with the Company and for a period not in excess of three months following termination of employment, provided that if the grantee is a member of the Board of Directors, the stock appreciation rights may, if the term of the grant so provides, be exercised following termination of employment for three months or during such longer period as the grantee shall continue to serve as a member of the Board of Directors.

            3. Payment on Exercise. Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine.


                              VII.  Performance Units

            Performance units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. The Committee shall establish a dollar value for each performance until, the performance goals to be attained in respect of the performance unit, the various percentages of performance unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions, as the Committee shall deem appropriate. As soon as practicable after the determination of the performance period, the Committee shall determine the payment, if any, which is due on the performance unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.


                                   VIII.  Loans

            The Committee may, in its discretion, authorize loans by the Company to Participants in connection with the grant of stock awards or the exercise of options or stock appreciation rights. The loans shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose from time to time. Every loan shall meet all applicable laws, regulations and rules of the Internal Revenue Service, the Federal Reserve Board and any other governmental agency having jurisdiction.

                              WM.WRIGLEY JR. COMPANY
                 EXECUTIVE INCENTIVE COMPENSATION DEFERRAL PROGRAM


      1.    Introduction

            The Wm. Wrigley Jr. Company Executive Incentive Compensation Deferral Plan was made effective on December 1, 1986, became the Wm. Wrigley Jr. Company Executive Incentive Compensation Deferral Program (the "Deferral Program"), and was integrated into and became a part of the Wm. Wrigley Jr. Company Management Incentive Plan, effective August 27, 1988. The Deferral Program was amended and restated effective as of December 1, 1990, was further amended and restated effective as of December 20, 1991 and January 13, 1993, and is hereby further amended and restated, effective as of October 25, 1994, as set forth herein, with retroactive effect as provided herein. Reference is made to the Deferral Program effective as of January 13, 1993, for additional provisions relating to deferrals made prior to the effective date hereof.

      2.    Purpose

            The purpose of the Deferral Program is to provide eligible executives of Wm. Wrigley Jr. Company (the "Company") with the opportunity of deferring all or any portion of their award under the 1986 Executive Incentive Compensation Plan or any successor plan (the "Incentive Plan").

      3.    Eligibility

            Each executive of the Company who is eligible to receive an award under the Incentive Plan shall be eligible to defer all or any portion of the award under the Deferral Program.

      4.    Participation and Deferral Election

                   (a) Participation. Prior to the beginning of each plan year for purposes of the Incentive Plan (each, an "Incentive Plan Year"), commencing with the Incentive Plan Year beginning as of January 1, 1994 (the "1994 Incentive Plan Year"), each eligible executive may elect to participate in the Deferral Program by directing that any portion of the executive's award under the Incentive Plan earned during such Incentive Plan Year, up to one hundred percent (100%) of such award, be credited to a deferred compensation account.

                   (b) Deferral Elections; Deferral Options. Each eligible executive shall execute and file with the Treasurer of the Company an appropriate election form to participate in the Deferral Program (the "Deferral Election"), specifying the portion, if any, of the award to be deferred up to a maximum deferral of 100% of such award. The deferred award shall be credited in increments of 10% (expressed as a percentage of the amount deferred pursuant to Section 4(a) above), as specified by the executive on the Deferral Election, among the deferral options described below. The deferral options described in clauses (i) and (ii) below together are hereinafter referred to as the "Investment Options." The deferral options are as follows:

            (i) with respect to all participants: as share units (a unit equivalent to a share of the Common Stock of the Company (the "Common Stock"));

            (ii) with respect to all participants: as credits ("Investment Fund Credits") equivalent to amounts invested in any of the investment funds offered, from time to time, to employees participating in the Special Investment and Savings Plan for Wrigley Employees, or in any other or additional fund or funds as the Compensation Committee shall determine (each an "Investment Fund," and together the "Investment Funds");

            (iii)  with respect to all participants for
      deferral elections made prior to January 1, 1994: as variable money credits (credits in units of a dollar or a fraction thereof); provided, however, that notwithstanding any other provision in the Deferral Program to the contrary, no election made on or after January 1, 1994, may specify that any portion of any deferred award be credited as variable money credits and effective as soon as practicable following January 1, 1995 (the "Transfer Date") all amounts credited as variable money credits shall be transferred to such Investment Fund as the Compensation Committee shall designate, and shall be redesignated as Investment Fund Credits; and

            (iv) solely with respect to executives who are employed in the United States by the Company or by any of its affiliates, unless and until otherwise determined by the Compensation Committee for deferral elections made prior to December 20, 1991: as fixed money credits (credits in units of a dollar or a fraction thereof); provided, however, notwithstanding any other provision in the Deferral Program to the contrary, no election made on or after December 20, 1991, may specify that any portion of any deferred award be credited as fixed money credits.

Notwithstanding the foregoing, the Compensation Committee may, from time to time, discontinue any of the Investment Funds described in clause (ii) above. In such event, the executive shall execute and file an appropriate election form with the Treasurer of the Company, to transfer the amounts deferred in the discontinued Investment Fund to such other Investment Options as the Compensation Committee shall make available at such time. In the event that the executive fails to timely elect a new Investment Option, such amounts shall be transferred to an Investment Option that is deemed appropriate.


                   (c) Deferral Transfers. The executive may elect to transfer amounts deferred as fixed or variable money credits, share units or Investment Fund Credits into share units or Investment Fund Credits, including transferring Investment Fund Credits from one Investment Fund to a different Investment Fund; provided, however, that any such election must be made during the period beginning on the third business day following the date of the release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business date following such date; and provided, further, that in no event may any such election become effective sooner than twenty-four (24) months following the effective date of any prior transfer election. A transfer election pursuant to this Section 4(e) shall be made on an appropriate election form executed and filed by the executive with the Treasurer of the Company.

                   (d)  Prescribed Minimum Deferrals.
Notwithstanding any other provision of the Deferral Program to the contrary, the Compensation Committee may, from time to time, in its discretion, prescribe minimum deferral dollar amounts for purposes of Section 4(b) hereof.

      5.    Deferred Compensation Accounts

                   (a) Accounts. There shall be established for each executive an account to be designated as a deferred compensation account. As soon as practicable after the granting of an award under the Incentive Plan, the deferred compensation account of such executive shall be credited with an amount equal to the portion of the award that the executive shall have elected to defer. Notwithstanding the foregoing, any amounts credited as fixed money credits shall be deemed to have been so credited as of the first day of the year following the Incentive Plan Year with respect to which such amounts are credited. Effective as of the 1995 Incentive Plan Year (or to the extent of the amounts deferred pursuant to the "1994 Special Deferral Elections," effective as of April 1, 1994), the amounts deferred under the Deferral Program shall be credited as share units and Investment Fund Credits. Amounts previously deferred have also been credited as variable money credits and fixed money credits.


                   Amounts deferred under the Deferral Program are credited pursuant to the terms specified by the executive in the Deferral Election, with the number of share units being determined on the basis of the price of the Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the date or dates the share units are credited, as the Compensation Committee shall determine.

                   (b)  Dividends on Share Units.  As soon as
practicable following the payment date for dividends on the Common Stock with respect to which share units are standing to the credit of an executive, the deferred compensation account of such executive shall be credited with dividend equivalents equal to the sum of all cash dividends that such executive would have received on such date, had the executive been the owner of a number of shares of the Common Stock equal to the number of share units in the executive's deferred compensation account on the record date for such dividend. The amount so credited shall be converted into additional share units with the number of share units being determined on the basis of the price of the Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the date or dates as of which dividends are credited, as the Compensation Committee shall determine.

                   (c) Variable Money Credits Prior to the Transfer Date. As of the end of each Incentive Plan Year during which variable money credits are standing to the credit of an executive until the earlier of (i) the end of the Incentive Plan Year in which the executive shall have ceased to be an employee of the Company and all affiliates, and (ii) the Transfer Date, the deferred compensation account of such executive shall be credited with interest equivalents at a rate, compounded quarterly, equal to the rate paid on investments in The Putnam Stable Value Fund, or such other fund or funds as the Compensation Committee shall determine from time to time on a prospective basis.


                   (d) Fixed Money Credits. As of the end of each Incentive Plan Year during which fixed money credits are standing to the credit of an executive, the deferred compensation account of such executive shall be credited with interest equivalents at a rate (the "Applicable Rate") established by the Compensation Committee with respect to each Incentive Plan Year and communicated by the Compensation Committee to each eligible executive prior to the time elections with respect to such Incentive Plan Year are required to be made pursuant to Section 4(a) above, compounded annually. Such credits shall be converted into additional fixed money credits.

                   (e) Investment Fund Credits. During such period as Investment Fund Plan Credits are standing to the credit of an executive, the amount of such executive's deferred compensation account deferred with respect to each Investment Fund, shall be credited with interest and earnings (including gains and losses) equivalent to the amount that would have accrued during such period had the amount so credited been actually invested in such Investment Fund.

      6.    Distribution in Respect of Deferred Compensation
            Accounts

                   (a) Deferral Elections made prior to January 1, 1994: Prior to January 1, 1994, each executive then participating in the Deferral Program elected, in his or her Deferral Election, a form of payment each time such executive elected to participate in the Deferral Program.

            If, with respect to amounts deferred pursuant to such Deferral Elections, distribution of an executive's deferred compensation account has commenced, or is scheduled to commence prior to January 1, 1997, then the distribution forms described in this Section 6(a) and so elected by such executive shall remain in effect with respect to such deferred amounts. In such event, share units shall be distributed in the manner described in clause (i) or (ii) below, variable money credits and Investment Fund Credits that were characterized as variable money credits prior to the Transfer Date (which, for purposes of this Section 6(a), shall also be referred to as variable money credits) shall be distributed in the manner described in clause
(i), (ii) or (iii) below, and fixed money credits shall be distributed in either of the forms set forth in (iv), (v) or (vi) below:

            (i) With respect to share units and variable money credits: annual installments payable as soon as practicable after January 1 of each year for a period of five or ten years beginning with (x) the year following the year in which the executive terminates service with the Company and all affiliates or (y) the year following the earlier of the year in which the executive attains age sixty-five (65) (or any later age specified by the executive in such election) or the year in which the executive terminates service with the Company and all affiliates. The number of share units and the amount of variable money credits in respect of which payment is to be made on each payment date shall be determined by multiplying the number of all share units and all variable money credits credited to the executive on such date by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining to be paid to the executive (or in case of the death of the executive, to the executive's Beneficiary, as defined in Section 7(e) hereof), immediately prior to such January 1.

            (ii) With respect to share units and variable money credits: a lump-sum payment as soon as practicable following the January 1, of the year, or the fifth or tenth year, following (x) the year in which the executive terminates service with the Company and all affiliates or (y) the earlier of the year in which the executive attains age sixty-five (65) (or any later age specified by the executive in such election) or the year in which the executive terminates service with the Company and all affiliates.

            (iii) With respect to variable money credits: a lump-sum payment as soon as practicable following the January 1, of the fifth, tenth, fifteenth or twentieth year following the Incentive Plan Year for which the applicable award was granted, but no later than the tenth anniversary of the executive's termination of service with the Company and all affiliates.

            (iv)  With respect to fixed money credits:
      fifteen (15) equal annual installments commencing in the year following the earlier to occur of the year in which the executive retires from service with the Company and all affiliates or attains age sixty-five
      (65); provided, however, that if the executive will have attained at least age fifty-five (55) on the date as of which the deferred amounts will be credited as fixed money credits, such executive may elect instead to receive ten equal annual installments commencing in the year following the year in which the executive attains age seventy (70). Each installment shall be paid as soon as practicable following the January 1, of the year in which such payment is scheduled to be paid. The number of fixed money credits in respect of which payment is to be made on each payment date shall be an amount such that, after giving effect to the total number of distributions to be made and the continued crediting of interest equivalents (pursuant to Section 5(e) above) at the Applicable Rate on the unpaid balance, there will be no fixed money credits credited to the executive upon payment of the final installment.

            (v)  With respect to fixed money credits:  A
      lump-sum payment as soon as practicable following the January 1, of the year designated by the executive for payment; provided, however, that such designated year may not be later than the year following the earlier of the year in which the executive retires from service with the Company and all affiliates or attains age sixty-five (65).

            (vi)  With respect to fixed money credits:
      Notwithstanding the provisions of clause (iv) and (v) above to the contrary, in the event that when the executive terminates service with the Company and all affiliates, the executive is not eligible for, or has not elected to commence receipt of, immediate benefits under the Wrigley Retirement Plan, the Compensation Committee shall distribute in one lump-sum the entire value of the executive's deferred compensation account credited as fixed money credits. Such lump-sum shall be paid as soon as practicable following the January 1, of the year following the year in which the executive terminates service with the Company and all affiliates.

                   (b)  Deferral Elections made after January 1,
1994:


                   (i) Effective with respect to amounts deferred pursuant to Deferral Elections made after January 1, 1994, the executive, prior to January 1, 1995, shall make a distribution election (the "1995 Election") pursuant to this
      Section 6(c) that controls the distribution of (A) all amounts deferred pursuant to Deferral Elections made after January 1, 1994, and (B) effective January 1, 1997, all amounts deferred pursuant to Deferral Elections made prior to January 1, 1994, in each case, unless a subsequent valid Deferral Election is filed pursuant to clause (ii) below; provided, however, that, the 1995 Election shall not be effective with respect to an executive's prior election regarding the timing and distribution of fixed money credits unless the executive elects to change such prior election; and provided, further, that the 1995 Election shall not govern the distribution of amounts attributable to any deferrals described in subclause (B) above if the executive is, or is scheduled to be, receiving distributions with respect to such deferral prior to January 1, 1997.

                   (ii) Distributions under this Section 6(b) shall begin as soon as practicable following the January 1, specified in the executive's Deferral Election, but may not begin earlier than as soon as practicable following January
      1, following the calendar year in which the executive terminates employment with the Company; provided, however, that in no event may distribution commence later than as soon as practicable following January 1, following the calendar year in which the executive attains age seventy
      (70). Such payment shall be made, pursuant to the executive's election in the Deferral Election, (x) in the form of a lump sum payment, (y) in substantially equal annual installments over a period not to exceed ten years, or (z) in any combination of (x) and (y) above. An executive may change his or her prior distribution election at any time, and from time to time; provided, however, that any such distribution election shall not become effective until the second anniversary of the date such distribution election is made; and provided, further, that no distribution election with respect to the distribution of amounts attributable to any deferral will be effective if the executive is, or is scheduled to be, receiving distributions with respect to such deferral within two years following the date such subsequent distribution election is made. In the event an election does not become effective, the prior valid election of such executive shall govern the form and timing of distribution.

                   (iii) Notwithstanding the foregoing, in the event that, with respect to any deferred amount, (A) an executive fails to timely elect the form and/or timing of payment, (B) no valid election is filed with the Company, or (C) the executive has not filed an 1995 Election or any Deferral Election subsequent thereto, such deferred amount shall be paid in ten equal annual installments commencing as soon as practicable following the January 1, of the year following the earlier to occur of the executive's termination of employment with the Company and the Executive's attainment of age seventy (70).

                   (c)  If the executive so requests and if the
executive provides satisfactory evidence of financial hardship, the Compensation Committee may, in its sole and absolute discretion, permit a distribution of all or a portion of the executive's deferred compensation account prior to the date on which payments would have commenced under Section 6(a) hereof.

                   (d)  Notwithstanding any other provision of the
Section 6 to the contrary, the Compensation Committee may, in its sole and absolute discretion, distribute in one lump-sum the entire value of an executive's deferred compensation account credited as share units, variable money credits and Investment Fund Credits upon termination of service with the Company and all affiliates.

                   (e)  Notwithstanding any other provision of this
Section 6 to the contrary, in the event of a Change in Control
(as defined in Section 6(f) hereof), the Compensation Committee may, in its discretion, accelerate, in whole or in part, the time or times for payment of any or all amounts credited to an executive's deferred compensation account. If the provisions of this Section 6(e) become effective, such executive will receive, with respect to any share units then credited to the executive's account, an amount equal to the number of such units multiplied by a price per share that is the greater of: (1) the average of the daily closing prices of the Common Stock as reported for the calendar month next preceding such acceleration date on the Composite Transactions Tape for securities listed on the New York Stock Exchange; or (2) the highest outstanding tender offer price, if any, excepting any tender offer price by the Company.

                   (f) A "Change in Control" shall be deemed to have occurred:

            (i) if and when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), in a transaction or series of transactions, is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company's then outstanding securities and there is outstanding an exchange or tender offer for securities of the Company (other than any such exchange or tender offer by the Company or by members of the Wrigley and Offield families); or

            (ii) if any "person" (as above-referenced but excluding members of the Wrigley and Offield families) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing
      20% or more of the combined voting power of the Company's then outstanding securities.

                   (g) Form of Payment. Subject to the provisions of Section 7(e) hereof, the cash amount paid to the executive, or in case of death, to the executive's Beneficiary, as of any pay-ment date shall be equal to:

            (i) with respect to variable and fixed money credits: the dollar amount of all variable and fixed money credits in respect of which payment is to be made;

            (ii) with respect to share units: shares of the Common Stock, equal to the number of all share units in respect of which payment is to be made on such payment date or, at the election of the executive or Beneficiary a cash payment in lieu of shares of the Common Stock; provided, however, that if he or she is a person subject to Section 16(b) of the Securities Exchange Act of 1934, such election must be made either
      (1) at least six (6) months prior to such payment date or (2) during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. The value of each share of the Common Stock for this purpose shall be the price of the Common Stock on the New York Stock Exchange during such period immediately preceding the date or dates of distribution, as the Compensation Committee shall determine; and

            (iii)  with respect to Investment Fund Credits:
      the value of the Investment Fund Credits, either in cash or in kind, at the election of the Executive on the Executive's Deferral Election, or in the case of the executive's death prior to commencement of distribution, pursuant to the election of the executive's Beneficiary.

Notwithstanding the foregoing, in the event that no timely election is in effect with respect to the form of payment of the executive's deferral account, all amounts credited as share units shall be distributed in shares of the Common Stock, and all other amounts shall be distributed in cash.

                   (h)  As and when payment is made pursuant to this
Section 6, there shall be charged to and deducted from the deferred compensation account of the executive a corresponding number of share units, variable money credits, fixed money credits and Investment Fund Credits.

      7.    Certain Provisions Relating to Participation

                   (a) No executive and no person claiming under or through an executive shall have any right or interest, whether vested or otherwise, in the Deferral Program or in its continuance.

                   (b) Except as otherwise required by applicable law, no rights under the Deferral Program, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that, under such rules and regulations as the Compensation Committee may establish, an executive may designate a Beneficiary to receive, in the event of death, any amount that would otherwise have been payable to the executive or that may become payable on account of his or her death except that, if any amount shall become payable to the executor or administrator of the executive, such executor or administrator may transfer the right to the payment of any such amount to the person, persons or entity (including a trust) entitled thereto under the will of the executive or, in case of intestacy, under the laws relating to intestacy.

                   (c) By accepting any benefits under the Deferral Program, each executive and each person claiming under or through an executive shall be conclusively deemed to have indicated their acceptance and ratification of and consent to any action or decision taken or made or to be taken or made under the Deferral Program by the Compensation Committee, the Company and the Board of Directors.

                   (d) Subject to Section 10 hereof, each executive shall have a vested, unconditional and nonforfeitable right to receive a distribution or distributions of the amount credited to the executive's deferred compensation account, but only at, and not until, the time or times and only in the manner provided for in the Deferral Program. However, no funds, securities or other property of any nature shall be segregated or earmarked for any current or former executive, Beneficiary or other person. Accordingly, no current or former executive, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in a deferred compensation account in any fund or specific sum of money, in any asset or in any shares of stock that may be acquired by the Company in respect of its obligations hereunder, the sole right of the executive being to receive distributions, as set forth in the Deferral Program, as a general creditor of the Company with an unsecured claim against the Company's general assets.

                   (e)  Following the death of an executive,
distributions shall be made, or shall continue to be made, as elected by the executive, to the Beneficiary designated in writing at any time or from time to time by the executive with the approval of the Company or, failing such a designation, to the spouse, children (per stirpes), parents or estate (in that order) of the executive (all such entities being herein included within the term "Beneficiary"). Such distribution shall be made in the form and at such time as was applicable to the executive; provided, however, that the executive's Beneficiary may elect to receive the balance of the executive's deferred compensation account in the form of an immediate lump-sum distribution. Notwithstanding the foregoing, in the event the executive dies prior to the distribution of any portion of the executive's deferred compensation account credited as fixed money credits, the executive's Beneficiary shall receive, in a lump sum, the amounts credited as fixed money credits increased to reflect interest equivalents at the Applicable Rate, compounded annually for a guaranteed period from the date of the executive's death until the earlier to occur of: (1) the tenth anniversary of the first date as of which amounts were credited to the executive's deferred compensation account as fixed money credits, or (2) the date on which the executive elected to commence distribution.
For purposes of clause (2) of the preceding sentence, an election to commence distribution upon the executive's retirement shall be deemed to be an election to commence distribution when the executive attains age sixty-five (65), or if the executive, at death, is sixty-five (65) or older, then one year following such death. Payment shall commence as soon as practicable following the January 1, following the date of the executive's death. If the executive dies after payment has commenced, the remainder of the executive's deferred compensation account credited as fixed money credits shall continue to be paid to the executive's Beneficiary at the times and in the form of distribution elected by the executive.

                   (f) The Deferral Program shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns and the participating executives and their heirs, administrators and personal representatives.

                   (g) The Company or a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled directly or indirectly, by the Company (an "Associated Company") may make such provisions as it may deem appropriate for the withholding of any taxes that the Company or Associated
Company determines is required to be withheld in connection with any award or distribution hereunder.

      8.    Amendment or Termination of the Deferral Program

            The Deferral Program may at any time be amended or terminated by the Compensation Committee without the consent of the current or former executives or their beneficiaries; provided, however, that neither amendment of the Deferral Program nor its termination shall divest any executive or Beneficiary of the right to receive an amount equal to the value of the executive's deferred compensation account. Notwithstanding any other provision of the Deferral Program to the contrary, the Compensation Committee may, in its sole and absolute discretion, distribute in one lump-sum the entire value of an executive's deferred compensation account upon termination of the Deferral Program.

      9.    Change in Stock

            In the event of any change in the outstanding shares of the Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of share units credited to an executive shall be adjusted proportionately; provided, however, that if a proportional adjustment cannot be made or the Board of Directors determines that further adjustment is appropriate to fairly accomplish the purposes of the Deferral Program, the Board of Directors shall make such equitable adjustment under the Deferral Program as it determines will fairly preserve the intended benefits of the Deferral Program to the executives and the Company.

      10.   Forfeiture

            Notwithstanding any other provision of the Deferral Program to the contrary, in the event that an executive is discharged for reasons of, or voluntarily terminates after an incident of, proven dishonesty, gross misconduct, fraud, embezzlement, theft, perpetration of a crime, or any similar conduct or act, or in the event that any such conduct or act is discovered following the executive's termination of service with the Company, the entire balance of the executive's deferred compensation account may, at the discretion of the Compensation Committee, be forfeited.

                              WM. WRIGLEY JR. COMPANY
                           LONG TERM STOCK GRANT PROGRAM


            This Long Term Stock Grant Program (the "Program"), established under the Wm. Wrigley Jr. Company Management Incentive Plan, which plan was adopted by the Board of Directors and approved by stockholders on March 8, 1988, is hereby amended and restated effective as of October 25, 1994, with retroactive effect as provided herein.

A.    PURPOSES

            The Program is designed to enable eligible executives of the Wm. Wrigley Jr. Company (the "Company") to share in the future success of the Company's business by providing them an opportunity to earn shares of the Common Stock of the Company (the "Common Stock"), through the award of stock grants ("Grants" or "Long Term Stock Grants") contingent upon achieving certain corporate goals and to defer all or any portion of such Grants. Inasmuch as the executives eligible to receive Grants under the Program are those in positions to make significant and direct contributions to the success of the Company, the Program is intended, accordingly, to promote a closer identity of interests between eligible employees and stockholders.

B.    STOCK GRANT TERMS AND CONDITIONS

      1.    Eligibility and Participation

            All elected officers and other key employees who are considered by the Compensation Committee (the "Committee" or the "Compensation Committee") of the Board of Directors of the Company (the "Board" or the "Board of Directors") to have a significant impact on the business of the Company are eligible to be designated as participants ("Participants") and to receive Long Term Stock Grants under the Program.

      2.    Stock

            The shares subject to Long Term Stock Grants hereunder shall be shares of the Common Stock issued from the Company's treasury, authorized but unissued shares or shares purchased on the open market.

      3.    Stock Grant Awards and Award Cycles

            The Committee shall, from time to time, in its sole discretion, establish such grant cycles (the "Grant Cycles") for the Program as it deems appropriate. In connection with each such Grant Cycle, the Committee shall designate those key employees of the Company eligible to receive Long Term Stock Grants with respect to such Grant Cycle and establish a target award level (the "Target Grant") for each such Participant. With respect to each such Participant, the number of target shares ("Target Shares") for any Grant Cycle shall be determined by (i) dividing the Participant's Target Grant for such Grant Cycle (expressed as a dollar amount) by the average of the weekly closing price of the Common Stock on the New York Stock Exchange for each week ending during the calendar quarter immediately preceding the first day of such Grant Cycle or such other calendar quarter as may be designated by the Committee (such average being hereinafter referred to as the "Initial Value") and
(ii) rounding such result to the nearest ten whole shares.


      4.    Earning Awards

            Subject to Section 4(d) below, the extent to which Grants under the Long Term Stock Grant Program are earned is determined pursuant to the three performance criteria described in Sections 4(a), (b) and (c), all based on total shareholder return ("TSR") i.e., stock appreciation plus reinvested dividends, of the Common Stock:

            a) Wrigley TSR. With respect to each Grant Cycle, the Committee shall prescribe a Measurement Period, which shall consist of all or any portion of the Grant Cycle. If the TSR (as measured from the Initial Value) of the Company's Common Stock for the Measurement Period prescribed for a particular Grant Cycle is less than or equal to zero, all Long Term Stock Grants with respect to such Grant Cycle shall be forfeited and be of no force or effect.

            b) Performance Ratio. Subject to Sections 4(a) and 4(c), with respect to each Grant Cycle, the portion of each Long Term Stock Grant that has been earned shall be determined by multiplying (i) the number of the Participant's Target Shares with respect to such Grant Cycle by (ii) a fraction (the "Performance Ratio"), the numerator of which is the TSR (as measured from the Initial Value) of the Common Stock during the Grant Cycle and the denominator of which is the TSR of the Standard & Poor's Food Group (as measured from the average weekly closing price of the Standard & Poor's Food Group for each week ending during the calendar quarter with respect to which the Initial Value for such Grant Cycle was computed) during the Grant Cycle; provided however, that if the Performance Ratio is less than one-half (0.50) it shall be deemed to be zero (and all Long Term Stock Grants with respect to such Grant Cycle shall be forfeited and be of no force or effect) and if the Performance Ratio is greater than one and one-half (1.50) it shall be deemed to equal one and one-half (1.50).

            c) Maximum Award. Notwithstanding anything in the Program to the contrary, the aggregate number of shares of the Common Stock earned by all Participants with respect to a Grant Cycle shall be reduced, to the extent necessary, to ensure that the aggregate charge to earnings on the Company's financial statements (under generally accepted accounting principles, as in effect from time to time) with respect to such Grant does not exceed the product of (i) nine-tenths of one percent (0.9%), (ii) the average number of shares of the Common Stock outstanding during the Grant Cycle and (iii) the TSR of the Common Stock during the Grant Cycle (expressed as a dollar amount per share). To the extent that the aggregate number of shares earned with respect to a Grant Cycle, as determined under Section 4(b) above, exceeds the number of shares determined pursuant to the preceding sentence, the number of shares earned by each Participant for such Grant Cycle shall be proportionately reduced.

            d) Committee Approval. Notwithstanding any other provision of the Program to the contrary, if the Committee, in its sole discretion, determines that it is appropriate to do so, the Committee may cancel all or any portion of any Grant made hereunder, at any time until the expiration of 90 days after the end of the Grant Cycle to which such Grant relates unless the Committee elects to shorten such period.

      5.    Award of Stock Grants Earned

            Participants shall have no rights to any shares of the Common Stock or dividends thereon until such shares are earned pursuant to Section 4 above. Once earned, each Participant's shares that the Participant has not elected to defer pursuant to a Deferral Election (defined in Section 6(a) below) shall be issued without further restriction; provided however, that shares issued hereunder, or distributed from a Participant's Deferral Account (defined in Section 6(a) below) may not be transferred or distributed, as the case may be, until the earliest to occur of
(a) the expiration of twelve (12) months after the date the Long Term Stock Grant to which such shares relate was awarded and credited, (b) the Participant's death, disability or retirement, or (c) the occurrence of a Change in Control (as defined in Section 6(f) of the Company's Executive Incentive Compensation Deferral Program (the "Deferral Program")).

            If a Participant terminates employment for reasons other than death, disability, or retirement, prior to the end of a Grant Cycle, the Long Term Stock Grant awarded to that Participant with respect to such Grant Cycle shall be forfeited and be of no further force and effect and any Deferral Election to the extent it relates to such Grant Cycle shall have no force and effect. Participants who commence participation after the beginning of a Grant Cycle and participants who terminate employment for reasons of death, disability or retirement after commencement of a Grant Cycle shall be awarded a proportionate distribution of any shares otherwise earned with respect to such Grant Cycle based upon their length of service in the Grant Cycle.

            Notwithstanding any other provision of this Section 5 to the contrary, in the event of a Change in Control after commencement of a Grant Cycle, Participants shall be awarded a proportionate distribution of any shares otherwise earned with respect to such Grant Cycle based upon their length of service in the Grant Cycle.

      6.  Deferral Accounts

            a)     Deferral Elections.   Prior to January 1, 1995, or
                   if later, upon becoming a Participant, each Participant shall file an appropriate election form (the "Deferral Election"), with the Treasurer of the Company, specifying: (i) the portion, if any, of the Participant's Grant, up to 100% of such Grant, that shall be issued pursuant to the terms of Section 5 above, and the portion, if any, of such Grant that shall be credited as units equivalent to shares of the Common Stock (each a "share unit" and in the aggregate "share units") to a Deferral Account (as defined in Paragraph (c) below); (ii) if all or any portion of the Grant is credited to a Deferral Account, whether distribution of such account shall be in cash, in kind or in shares of the Common Stock; and (iii) the form and timing of distribution of the Deferral Account pursuant to, and subject to the conditions and restriction of, Subsections 6(b)(ii) and (iii) and 6(d), (e), (f), (g) and (h)
                   and 7(e) of the Deferral Program. Any portion of the Grant that the Participant does not affirmatively elect to be credited to a Deferral Account shall be issued and transferred pursuant to Section 5 above.

                               A Participant may file subsequent
                   Deferral Elections, subject to the conditions and restrictions set forth in Subsections 6(b)(ii) and
                   (iii) of the Deferral Program.

            b) Transfer Elections. Effective as of January 1, 1996, the Participant may elect to transfer amounts credited as share units to Investment Fund Credits (as defined in Subsection 4(b)(ii) of the Deferral Program). Thereafter, at any time, and from time to time, the Participant may elect to transfer in 1% increments amounts deferred as Investment Fund Credits and share units (to the extent such share units have been credited to the Participant's Deferral Account for at least twelve
                   (12) months) into share units or Investment Fund Credits, including transferring Investment Fund Credits from one Investment Fund (as defined in Section 4(b)(ii) of the Deferral Program) to a different Investment Fund; provided, however, that any such election must be made during the period beginning on the third business day following the date of the release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business date following such date; and provided, further, that in no event may any such election become effective sooner than twenty-four (24) months following the effective date of any prior transfer election. A transfer election pursuant to this Paragraph (b) shall be made on an appropriate election form executed and filed by the Participant with the Treasurer of the Company. This Section 6 is subject to the provisions of Section 4(f) of the Deferral Program.

                               Notwithstanding the foregoing, the
                   Compensation Committee may, from time to time, discontinue any of the Investment Funds. In such event, the Participant shall execute and file an appropriate election form with the Treasurer of the Company, to transfer the amounts deferred in the discontinued Investment Fund to such other deferral options as the Compensation Committee shall make available at such time. In the event that the Participant shall fail to timely elect a new deferral option, such amounts shall be transferred to an investment option that is deemed appropriate.

                         c)  Deferral Accounts.  There shall be
                   established for each Participant an account to be designated as a "Deferral Account" (or "deferred compensation account," for purposes of applying cross references to the Deferral Program). As soon as practicable after a Participant's Grant, or any portion thereof, is earned under the Program, such Participant's Deferral Account shall be credited with a number of share units equal to the number of shares of the Common Stock deferred pursuant to such Participant's Deferral Election. The number of share units to be credited pursuant to a transfer election described in Paragraph (b) above shall be determined on the basis of the price of the Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the date the share units are credited, as the Committee shall determine.

                         d) Dividends on Share Units.   As of each
                   payment date for dividends on the Common Stock with respect to which share units are standing to the credit of a Participant, the Deferral Account of such Participant shall be credited with dividend equivalents in the manner provided in Subsection 5(b) of the Deferral Program.

                         e)  Investment Fund Credits.  As of the end
                   of each calendar year during which Investment Fund Credits are standing to the credit of a Participant, the amount of such Participant's Deferral Account deferred with respect to each Investment Fund, shall be credited with interest and earnings (including gains and losses) equivalent to the amount that would have accrued during such period had the amount so credited been actually invested in such Investment Fund.

                         f)  Distributions.  The distribution of a
                   Participant's Deferral Account, including the forms of payment available to such Participant, shall be administered in accordance with the applicable provisions of Subsections 6 (b)(ii) and
                   (iii), (d), (e), (f), (g) and (h) and 7(e) of the
                   Deferral Program.   The Committee may, from time
                   to time, prescribe such other forms and timing of such distribution and may require that if a Participant is also participating in the Deferral Program that distributions in the Program be made at the same time and in the same manner as distributions under the Deferral Program.

                         g) Each Participant shall have an
                   unconditional and nonforfeitable right to receive a distribution of the amount credited to his or her Deferral Account, but only at the time or times and only in the manner provided for in the Program. However, no funds, securities or other property of any nature shall be segregated or earmarked for any current or former executive, Beneficiary (as defined in Subsection 7(e) of the Deferral Program) or other person. Accordingly, no current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in a Deferral Account, in any fund or specific sum of money, in any asset or in any shares of stock which may be acquired by the Company in respect of its obligations hereunder, the sole right of the Participant being to receive a distribution as a general creditor of the Company with an unsecured claim against its general assets.

C.  ADMINISTRATION

            The Long Term Stock Grant Program shall be administered by the Compensation Committee of the Board of Directors unless another committee shall be designated by the Board.

D.  CHANGE IN STOCK

            In the event of any change in the outstanding shares of the Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the Initial Value and/or the number of Target Shares awarded to each Participant, and share units credited to Deferral Accounts shall be adjusted proportionately; provided, however, that if a proportional adjustment cannot be made or the Board of Directors determines that further adjustment is appropriate to fairly accomplish the purposes of the Program, the Board of Directors shall make such equitable adjustment under the Program as it determines will fairly preserve the intended benefits of the Program to the Participants and the Company.

E.  WITHHOLDING

            The Company or a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled directly or indirectly, by the Company (an "Associated Company") may make such provisions as it may deem appropriate for the withholding of any taxes that the Company or Associated Company determines is required to be withheld in connection with any award or distribution hereunder, including permitting Participants to trade back to the Company shares earned with respect to a Grant Cycle.

F.  MISCELLANEOUS

            Notwithstanding any provision of this Program to the contrary, Sections 7 and 9 of the Deferral Program shall be incorporated herein by reference, with the word "Program" substituted for the words "Deferral Program" where they appear therein.

                              WM. WRIGLEY JR. COMPANY
                                STOCK AWARD PROGRAM


            Section 1. Introduction. The Wm. Wrigley Jr. Company Stock Award Plan adopted by the Board of Directors on March 15, 1984, which became the Wm. Wrigley Jr. Company Stock Award
Program (the "Program") effective August 27, 1988, a part of the Wm. Wrigley Jr. Company Management Incentive Plan (the
"Management Incentive Plan"), is hereby amended and restated, effective October 25, 1994, with retroactive effect as provided herein.

            Section 2.  Purposes.  The purposes of the Program are
(a) to provide equity that may be used to supplement benefits for such Eligible Employees of the Company and its Associated Companies as may be designated for participation in the Program by awarding shares of the Common Stock; (b) to further the Eligible Employee's identity of interest with the interests of the Company's stockholders and increase the Eligible Employee's stake in the future growth and prosperity of the Company; (c) to provide certain Eligible Employees with the opportunity to defer all or any portion of their stock awards hereunder; and (d) to enable the Company to employ Eligible Employees and to compete with other organizations in attracting and retaining the services of competent executives.

            Section 3. Definitions. Unless otherwise required by the context, the following terms shall have the meaning set forth in this Section 2:

                   Associated Company: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

                   Beneficiary: The beneficiary designated in writing, from time to time, by the Eligible Employee, and failing such designation, the spouse, the children (per stirpes), the parents or the estate (in that order) of the Eligible Employee.

                   Board of Directors or Board.  The Board of
Directors of the Company.


                   Committee or Compensation Committee.  The
Compensation Committee of the Board of Directors, which shall administer the Program pursuant to the provisions of Section 8.

                   Common Stock. The Common Stock of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Sections 6 and 9.

                   Company. Wm. Wrigley Jr. Company, a Delaware corporation.

                   Deferral Account. An account established for certain Eligible Employees to which stock awards, or portions thereof, deferred by such Eligible Employee are credited. For purposes of applying cross references to the Deferral Program, a Deferral Account in the Program shall be deemed to be a deferred compensation account or deferral account under the Program.

                   Deferral Program.  The Wm. Wrigley Jr. Company
Executive Incentive Compensation Deferral Program, as amended from time to time.

                   Eligible Employee. An employee of the Company or of an Associated Company (including an officer or director who is an employee), who in the opinion of the Committee can contribute significantly to the growth and profitability of the Company or an Associated Company. The grant of a stock award to an employee by the Committee shall be deemed a determination by the Committee that such employee is an Eligible Employee.

                   Fair Market Value. As applied to any date, the sale price of a share of Common Stock on the New York Stock Exchange on such date or, if no sale were made on such date, on the next preceding date on which there was a sale of the Common Stock on such exchange; provided, however, that if such method of determining Fair Market Value shall not be consistent with regulations of the Treasury Department at the time applicable to the determination of Fair Market Value in respect of a stock award, Fair Market Value shall be determined in accordance with such regulations and shall mean the value as so determined.

                   Share Unit. A unit equivalent to one share of the Common Stock.

            Section 4.  Grants of Stock Award.

                   Subject to the provisions of the Program, the Committee may at any time, or from time to time, grant stock awards under this Program to, and only to, Eligible Employees.

            Section 5. Stock Awards. Stock awards granted under the Program shall be subject to the following provisions:

                   (a) A stock award shall be granted to an Eligible Employee at the discretion of the Committee.

                   (b)  For the purposes of the Program, in
determining the value of a stock award, all shares of the Common Stock subject to such award shall be valued at not less than the Fair Market Value of such shares during such period immediately preceding and/or immediately following the date such award is granted, as the Committee shall determine.

                   (c) Prior to January 1, 1995, or if later, upon becoming an Eligible Employee, each Eligible Employee who has been designated by the Committee as being eligible to defer all or any portion of his or her stock award hereunder, shall execute and file an appropriate election form (the "Deferral Election") with the Treasurer of the Company, specifying: (i) the portion, if any, of the Eligible Employee's stock award, up to 100% of such award, that shall be paid pursuant to the terms of paragraph
(b) below, and the portion, if any, of such award that shall be credited to a Deferral Account of Share Units pursuant to Section
9 below; (ii) if all or any portion of the stock award is credited to a Deferral Account, whether distribution of such account shall be in cash or in shares of the Common Stock; and
(iii) the form, method and timing of distribution of the Deferral Account pursuant to, and subject to the conditions and restriction of, Subsections 6(b)(ii) and (iii), and 6(d), (e),
(f), (g) and (h) and 7(e) of the Deferral Program. Any portion of the stock award that the Eligible Employee does not affirmatively elect to be credited to a Deferral Account shall be distributed as provided in Paragraph (d) below.

                   An Eligible Employee who has been designated by the Committee as being eligible to defer all or any portion of his or her stock award hereunder may file subsequent Deferral Elections with respect to such stock award, subject to the conditions and restrictions set forth in Subsections 6(b)(ii) and
(iii) of the Deferral Program.

                   (d) All shares of the Common Stock subject to a stock award granted to an Eligible Employee that such Eligible Employee has not elected to credit to a Deferral Account pursuant to Paragraph (c) above, shall be issued to such Eligible Employee at the time the stock award is granted, but custody shall not be transferred to the Eligible Employee until as soon as practicable following the January 1, following the calendar year in which the Eligible Employee terminates his or her employment with the Company.

                   (e)  Any shares of the Common Stock that are
issued as a stock award, or are paid with respect to Share Units related to such stock award, shall be subject to a restriction on resale or transfer for the period of the Eligible Employee's employment with the Company and for one year after termination of employment, if termination of employment is not due to death or approved retirement. Notwithstanding the foregoing, upon the occurrence of a Change in Control (as defined in Section 6(f) of the Deferral Program), the restrictions on resale shall immediately cease.

                   (f) A stock award and any Share Units related thereto may contain such other terms and conditions as the Committee shall determine with respect to payment or forfeiture of all or any part of the stock award upon termination of employment.

                   (g) A stock award and any Share Units related thereto shall be subject to such other terms and conditions, including, without limitation, restrictions on sale or other disposition of the stock award or of the shares issued or transferred pursuant to such stock award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a stock award or any Share Units related thereto, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the stock award. Each stock award shall be evidenced by a written instrument in such form as the Committee shall determine, provided the stock award is consistent with the Program and incorporates it by reference.

            Section 6.  Adjustment Provisions.

                   In the event that (a) any recapitalization, or reclassification, split-up or consolidation of shares of the Common Stock shall be effective, (b) the outstanding shares of the Common Stock are, in connection with the merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation, or (c) new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (x) the number and class of shares or other securities that may be issued or transferred pursuant to other stock awards, (y) the number and class of shares or other securities which have not been issued or transferred under outstanding stock awards, and (z) the number of Share Units credited to Deferral Accounts, shall in each case be equitably adjusted.

            Section 7.  Term.

                   The Program shall be deemed to have been adopted and to have become effective January l, 1984 and shall continue until terminated by the Board or until the number of shares of Common Stock permitted to be issued or transferred under the Program have been issued, transferred or credited; provided, however, that the Program shall continue thereafter to the extent necessary to continue distribution of Deferral Accounts, until such accounts are completely distributed.

            Section 8.  Administration.

                   (a) The Program shall be administered by the Compensation Committee of the Board of Directors, which consists of members who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor provision at the time in effect). In no event shall a member of the Committee be eligible to be granted a stock award while serving on the Committee except an "ex officio" member shall be eligible to be granted stock awards. Grants of stock awards may be granted either with or without consultation with employees, but, anything in the Program to the contrary notwithstanding, the Committee shall have full authority to act in the matter of selection of all Eligible Employees, including those who are members of the Board of Directors, and granting stock awards to them.

                   (b) The Board of Directors may delegate to the Committee any or all its authority under the Program, except its authority to amend or discontinue the Program. Any powers conferred on the Committee by this Section 8 or by any other provisions of the Program shall be a delegation by the Board.

                   (c) The Committee may establish such rules and regulations, not inconsistent with the provisions of the Program, as it deems necessary to determine eligibility to participate in the Program and for the proper administration of the Program, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Program as it deems necessary or advisable. The Committee may delegate such administrative duties as it deems proper, but may not delegate its authority to grant stock awards. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Associated Companies, its stockholders and all employees, and upon their respective legal representatives, Beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

                   (d) Any action required or permitted to be taken by the Committee under the Program shall require the affirmative vote of all the members of the Committee. The Committee may act by written determination instead of by vote at a meeting, provided that any written determination shall be signed by all of the members of the Committee, and any such written determination shall be as fully effective as a vote at a meeting.

            Section 9.  Deferral Accounts.

                   (a) Amounts deferred pursuant to an Eligible Employee's Deferral Election shall be credited to a Deferral Account in Share Units, with the number of Share Units equal to the number of shares of the Common Stock deferred pursuant to such election.

                   (b) As of each payment date for dividends on the Common Stock with respect to which Share Units are standing to the credit of an Eligible Employee, the Deferral Account of such Eligible Employee shall be credited with dividend equivalents in the manner provided in Subsection 5(b) of the Deferral Program.

                   (c)  The distribution of Eligible Employees'
Deferral Accounts, including the forms of payment available to such Eligible Employees, shall be administered in accordance with the applicable provisions of Subsections 6(b(ii) and (iii), (d),
(e), (f), (g) and (h) and 7(e) of the Deferral Program.   The
Committee may, from time to time, prescribe such other forms, methods and timing of such distribution and may require that if an Eligible Employee is also participating in the Deferral Program that distributions in this Program be made at the same time and in the same manner as distributions under the Deferral Program.

                   (d)  Each Eligible Employee shall have an
unconditional and nonforfeitable right to receive a distribution of the amount credited to his or her Deferral Account, but only at the time or times and only in the manner provided for in this Program. However, no funds, securities or other property of any nature shall be segregated or earmarked for any current or former executive, Beneficiary or other person. Accordingly, no current or former Eligible Employee, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in a Deferral Account, in any fund or specific sum of money, in any asset or in any shares of stock that may be acquired by the Company in respect of its obligations hereunder, the sole right of the Eligible Employee being to receive a distribution as a general creditor of the Company with an unsecured claim against its general assets.

            Section 10.  General Provisions.

                   (a) With respect to any shares of the Common Stock issued, transferred or credited to a Deferral Account under any provisions of the Program, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Program, as the Board of Directors or Committee may direct and, without limiting the generality of the foregoing, provision may be made in the grant of stock awards that shares issued, transferred or distributed upon, or subsequent to their grant or exercise shall be restricted shares subject to forfeiture upon failure to comply with conditions and restrictions imposed in the grant of such stock award.

                   (b) Nothing in the Program nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or an Associated
Company or shall affect the right of the Company or of an Associated Company to terminate the employment of any employee with or without cause.

                   (c)  No shares of the Common Stock shall be
issued, transferred or distributed pursuant to a stock award unless and until all legal requirements applicable to the issuance, transfer or distribution of such shares have, in the opinion of counsel to the Company, been complied with.

                   (d) No employee (individually or as a member of a group), and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of the Common Stock allocated or reserved for the purposes of the Program or subject to any stock award except as to such shares of the Common Stock, if any, as shall have been issued or transferred to him or her.

                   (e) The Company or an Associated Company may, with the approval of the Committee, enter into an agreement or other commitment to grant a stock award in the future to a person who is or will be an Eligible Employee at the time of grant, and, notwithstanding any other provision of the Program, any such agreement or commitment shall not be deemed the grant of a stock award until the date on which the Committee takes action to implement such agreement or commitment.

                   (f) In the case of a grant of a stock award to any employee of an Associated Company, such grant may, if the Board of Directors so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the stock award to the Associated Company, for such lawful consideration as the Board of Directors may specify, upon the condition or understanding that the Associated Company will transfer the shares to the employee in accordance with the terms of the stock award specified by the Committee pursuant to the provisions of the Program. Notwithstanding any other provision hereof, such stock award may be issued by and in the name of the Associated Company and shall be deemed granted on the date it is approved by the Committee, on the date it is delivered by the Associated Company, or on such other date between such two dates, as the Committee shall specify.

                   (g) The Company or an Associated Company may make such provisions as it may deem appropriate for the withholding of any taxes that the Company or Associated Company determines is required to be withheld in connection with any stock award, including permitting the Eligible Employee to trade back shares of the Common Stock distributed to such Eligible Employee pursuant to the terms of a stock award.

                   (h) Except as otherwise required by applicable law, no rights under the Program, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that, under such rules and regulations as the Committee may establish, an Eligible Employee may designate a Beneficiary to receive, in the event of death, any amount that would otherwise have been payable to the Eligible Employee or that may become payable on account of his or her death except that, if any amount shall become payable to the executor or administrator of the executive, such executor or administrator may transfer the right to the payment of any such amount to the person, persons or entity (including a trust) entitled thereto under the will of the executive or, in case of intestacy, under the laws relating to intestacy.

                   (i) Nothing in the Program is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any plan, any other program, practice or arrangement for the payment of compensation or benefits to employees generally or to any class or group of employees, which the Company or any Associated Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, stock purchase, insurance, incentive compensation or bonus plan.

                   Section 11.  Amendment or Discontinuance of the
                   Program.


                   (a) The Program may be amended by the Board of Directors at any time, provided, that without the approval of the stockholders of the Company, no amendment shall be made that (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to stock incentives as provided in the Management Incentive Plan; (ii) amends the provisions of paragraph (a) of Section 8 with respect to eligibility and disinterest of members of the Committee; (iii) permits any person who is not determined to be an Eligible Employee at the time to be granted a stock award; (iv) amends the provisions of paragraph
(b) of Section 5 to permit shares to be valued at less than the Fair Market Value; (v) amends Section 7 to extend the term of the Program, or (vi) amends this Section 10.

                   (b) The Board of Directors may by resolution adopted by a majority of the entire Board of Directors, discontinue the Program.

                   (c) No amendment or discontinuance of the Program by the Board of Directors or the stockholders of the Company shall adversely affect any stock award or Deferral Account theretofore granted or established without the consent of the holder.

                              WM. WRIGLEY JR. COMPANY
                     ALTERNATE INVESTMENT AND SAVINGS PROGRAM


      1.    Purpose

            The Special Investment and Savings Plan for Wrigley Employees (the "Savings Plan") was established by the Wm. Wrigley Jr. Company (the "Company") to provide its employees with a systematic savings plan supplemented by Company contributions. The Company established the Alternate Investment and Savings Program (the "Alternate Program") under the Wm. Wrigley Jr. Company Management Incentive Plan (the "Management Incentive Plan"), effective as of December 1, 1987, to provide benefits to certain employees whose participation in, and benefits under, the Savings Plan are subject to various limitations. The Alternate Program is hereby amended and restated effective as of October 25, 1994, with retroactive effect as provided herein.

      2.    Eligibility

            Each executive of the Company who is ineligible to participate in the Savings Plan, but who is eligible to receive an award under the 1988 Executive Incentive Compensation Plan or any successor plan (the "Incentive Plan") shall be eligible to participate in the Alternate Program.

      3.    Participation

            (a) Effective as of October 25, 1994, for any calendar year, each eligible executive shall automatically be eligible to participate in the Alternate Program for such calendar year, subject to the provisions of Subsection 3(b) below.

            (b) Each eligible executive shall be entitled to receive a benefit under the Alternate Program in the form of a stock grant or a credit to a deferral account of share units provided that the executive (i) is employed on the last day of the calendar year to which the alternate benefit applies, or on the date on which a Change in Control (as defined in Subsection 6(f) of the Company's Executive Incentive Compensation Deferral Program (the "Deferral Program")) occurs if deemed appropriate by the Compensation Committee, or (ii) terminates employment during the calendar year for reasons of death, disability under the Company's long-term disability plan, retirement or under such other conditions as are deemed appropriate by the Compensation Committee (hereinafter referred to as the "Termination Date"). The alternate benefit shall be equivalent to five percent (5%) of the participating executive's base salary paid to him or her during the calendar year for which he or she is eligible to participate in the Alternate Program, or such higher or lower percentage as may be determined by the Compensation Committee from time to time.

            (c) Each eligible executive shall execute and file an appropriate election form (the "Deferral Election") with the Treasurer of the Company, specifying: (i) the portion, if any, of the executive's alternate benefit, up to 100% of such benefit, that shall be paid in the form of a stock grant and the portion, if any, of such benefit that shall be credited to a deferral account of share units; (ii) if any portion of the alternate benefit is credited to a deferral account, whether distribution will be in cash or in shares of the Common Stock; and (iii) the form and timing of distribution of the alternate benefit pursuant to the terms of Subsections 6(b)(ii) and (iii), 6(d), (e), (f),
(g) and (h) and 7(e) of the Deferral Program. Any portion of the alternate benefit that the executive does not affirmatively elect to be credited to a deferral account shall be paid in the form of a stock grant.

      4.    Stock Grants

            (a) Shares of Common Stock will be granted to an eligible executive who so elects for a particular calendar year on the earliest of the fifth day on which shares are traded on the New York Stock Exchange following December 31 of such year, the date on which a Change in Control occurs (if deemed appropriate by the Compensation Committee) or his or her Termination Date. Shares of Common Stock shall be issued to the executive as soon as practicable after the grant date, but custody will not be transferred until the time specified in Subsection 6(a) below.

            (b) In determining the number of shares to be issued with respect to an alternate benefit, the amount of the alternate benefit shall be divided by the price of a share of the Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the date the alternate benefit is granted as specified in Subsection 4(a) above, as the Compensation Committee shall determine.


            (c) A stock grant may contain such other terms and conditions as the Compensation Committee shall determine, provided that upon the issuance or transfer of shares pursuant to a stock grant, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the stock grant.

      5.    Deferral Accounts

            (a) There shall be established for each eligible executive who has filed a valid Deferral Election an account to be designated as a deferral account. The deferral account of such executive shall be credited with a sum equal to the amount of the executive's alternate benefit that the executive has elected to defer pursuant to his or her Deferral Election, as of the earliest of December 31 of the year to which the alternate benefit relates, the date on which a Change in Control occurs (if deemed appropriate by the Compensation Committee) or his or her Termination Date. The alternate benefit shall be credited as share units in the manner provided in Subsection 5(a) of the Deferral Program.

            (b) As of each payment date for dividends on the Common Stock with respect to which share units are standing to the credit of an executive, the deferral account of such executive shall be credited with dividend equivalents in the manner provided in Subsection 5(b) of the Deferral Program.

            (c) Each executive shall have an unconditional and nonforfeitable right to receive a distribution of the amount credited to his or her deferral account, but only at the time or times and only in the manner provided for in this Alternate Program. However, no funds, securities or other property of any nature shall be segregated or earmarked for any current or former executive, beneficiary or other person. Accordingly, no current or former executive, beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in a deferral account, in any fund or specific sum of money, in any asset or in any shares of stock which may be acquired by the Company in respect of its obligations hereunder, the sole right of the executive being to receive a distribution as a general creditor of the Company with an unsecured claim against its general assets.

      6.    Distributions

            (a)    Stock Grants

            Certificates for shares of the Common Stock issued in connection with stock grants shall be delivered to the executive or his or her beneficiary on the first anniversary of the termination of his employment, provided that such certificates shall be delivered as soon as practicable following his or her termination for reasons of death, disability under the Company's long-term disability plan, retirement, a Change in Control or under such other conditions as are deemed appropriate by the Compensation Committee.

            (b)    Deferral Accounts

            Prior to January 1, 1995, each eligible executive shall execute a Deferral Election (the "1995 Election") that shall control the distribution of (i) all amounts deferred pursuant to such Deferral Election, and (ii) effective on the second anniversary of the date the 1995 Election is made, all amounts deferred pursuant to previous deferral elections under the Alternate Program, in each case, unless a subsequent valid
Deferral Election is filed; provided, however, that the 1995 Election shall not be effective with respect to the timing and distribution of any deferral that the executive is, or is scheduled to be, receiving within two years following the date such 1995 Election is made.

            The executive may file subsequent Deferral Elections, subject to the conditions and restrictions set forth in Subsections 6(b)(ii) and (iii) of the Deferral Program. The distribution of executives' deferral accounts, including the forms of payment available to executives, shall be administered in accordance with the applicable provisions of Sections 6(g) and
7(e) of the Deferral Program.   The Committee may, from time to
time, prescribe such other forms and timing of such distribution and may require that if the eligible executive is also participating in the Deferral Program that distributions in this Alternate Program be made at the same time and in the same manner as distributions under the Deferral Program.

7.  Miscellaneous.       Notwithstanding any provision of this Program
to the contrary, Sections 7 and 9 of the Deferral Program shall be incorporated herein by reference, with the words "Alternate
Program" substituted for the words "Deferral Program" where they appear therein.

                              WM. WRIGLEY JR. COMPANY
                             1988 STOCK OPTION PROGRAM

Pursuant to the Wm. Wrigley Jr. Company Management Incentive Plan as adopted by the Board of Directors and approved by stockholders on March 8, 1988.


PURPOSE

            The 1988 Stock Option Program (the "Program") is designed to enable senior executives of the Wm. Wrigley Jr. Company (the "Company") to acquire or increase a proprietary interest in the Company and thereby to share in the future success of the Company's business. Since the senior managers eligible to receive options under the Program are those in positions to make significant and direct contributions to the success of the Company, the Program is intended, accordingly, to promote a closer identity of interests between eligible employees and stockholders.

STOCK OPTIONS TERMS AND CONDITIONS

      1.    Eligibility

            The following six senior executives of the Company are designated as participants in the Program:

            William Wrigley....      President and Chief Executive
                                     Officer
            R. Darrell Ewers...      Executive Vice President
            Douglas Barrie.....      Group Vice President -
                                     International
            Ronald Cox.........      Group Vice President - Marketing
            Paul Rogers........      Senior Vice President
            Martin Geraghty....      Vice President - Manufacturing

      2.    Stock

            The shares subject to Stock Options shall be issued from treasury common stock. The total aggregate number of shares assigned to the Program will be 80,000.

<PAGE.

      3.    Schedule of Grants

            There are four level of Stock Option grants, as follows:

      Level                Participant                  Shares
        A                William Wrigley                20,000
        B                R. Darrell Ewers               16,000
        C                Douglas Barrie                 12,000
                         Ronald Cox                     12,000
        D                Paul Rogers                    10,000
                         Martin Geraghty                10,000

      4.    Grant Value

            Options granted shall be Non-Qualified Stock Options
("nonstatutory"). The value of the Option shares shall be the aggregate fair market value of the stock as of the close of the business day next preceding the date of grant.

      5.    Exercise of Option

            A participant may not exercise any portion of the Option until six months after date of grant. An Option Grant, or any portion thereof, is forfeited if the participant has any unexercised Options after ten years from date of grant.

            Upon termination of employment with the Company for reasons other than death, disability, or retirement, the participant must exercise the Options within three months of termination effective date. Any remaining unexercised Options after the three month period shall be forfeited to the Company. In cases of death, disability, or retirement, the participant, beneficiary, or estate has up to one year to exercise any outstanding grants.

STOCK APPRECIATION RIGHTS

            A participant may elect to exercise tandem Stock Appreciation Rights ("Rights"). The value of these Rights is the increase in the value of the Option from the date of grant of the related Option to the date of exercise, and may be used for the exclusive purposes of (a) payment of income taxes due on the spread between the Option grant price and Option exercise price, and; (b) purchase of net Options exercised.

            Any exercise of a Right for cash will be made only during the period beginning on the third business day following the date of release for publication of the Company's regular quarterly or annual summary statement of revenues and income (assuming such financial data appears on a wire service, in a financial news service, or in a newspaper of general circulation, or is otherwise made publicly available) and ending on the twelfth business day following such date.

ADMINISTRATION

            The Stock Option Program shall be administered by a committee of three or more persons selected by the Board of Directors of the Company from its own membership, which shall be the Compensation Committee of the Board of Directors unless another committee shall be designated by the Board. The rules of administration as approved by the stockholders and the Board of Directors, described in the Wm. Wrigley Jr. Company Management Incentive Plan shall apply.


            The Committee shall notify the recipient of the grant in writing, delivered in duplicate either in person or by mail.
A Stock Option Agreement shall serve as notification. Receipt of the Stock Option Agreement shall be acknowledged by the employee on the duplicate copy, and by such acknowledgment, the employee shall agree in consideration of the grant of such Stock Option that he will abide by all the terms and conditions of the Program. The employee shall return the signed duplicate copy of the Stock Option Agreement to the Company within sixty days after the grant. Otherwise, the Stock Option may be cancelled at the discretion of the Board of Directors.

                              WM. WRIGLEY JR. COMPANY
                             1988 STOCK OPTION PROGRAM
                                     AGREEMENT


This AGREEMENT, made the ____ day of ________, 1988 by and between the Wm. Wrigley Jr. Company, a corporation (the
"Company") and ___________________________ (the "Participant");


                                    WITNESSETH:

WHEREAS, the Participant is now employed by the Company in a key capacity and the Company desires to enable him to acquire, or increase, his stock ownership in the Company so that he may have a direct proprietary interest in the Company's success;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

      1. Grant of Options. Pursuant to the provisions of the 1988 Stock Option Program (the "Program"), the Company hereby grants to the Participant, subject to the terms and conditions of the Program and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company for cash all or any part of an aggregate of ____ shares of Common Stock of the Company at the purchase price of $______ per share, such option to be exercised as hereinafter provided.

      2. Terms and Conditions. It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

            (a) Expiration Date. The option shall expire 10 years after the date hereof.

            (b) Exercise of Option. This option may be exercised, in whole or in part, any time six months following date of grant herein or prior to the expiration thereof. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the option is being exercised.

                   (i) Participant may elect to exercise tandem Stock Appreciation Rights ("Rights") only in conjunction with exercising the option in whole or in part. Furthermore, Rights can only be exercised in tandem with the option for the exclusive purpose of (a) payment of personal income taxes due on the spread between the value on grant date and exercise date of the option, and; (b) purchase of net options exercised.

                   (ii) The value of one Right shall be the market value of one share of Common Stock of the Company at the close of the date on the Date of Exercise less the market value of the stock as of the close of the business day next preceding the Date of Grant.

                (iii) Exercise of Rights. Any exercise of a Right for cash will be made only during the period beginning on the third business day following the date of release for publication of the Company's regular quarterly or annual summary statement of revenues and income (assuming such financial data appears on a wire service, in a financial news service, or in a newspaper of general circulation, or is otherwise made publicly available) and ending on the twelfth business day following such date.

            (c) Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price shall be paid to the Company in cash, in shares of Company Common Stock having a fair market value equal to the option price, or in a combination thereof.

            (d)    Exercise Upon Death, Long-Term Disability or
                   Termination of Employment.

                   (i) If the Participant shall cease to be employed by the Company for any reason other than death, long-term disability, or retirement, the Participant may nevertheless exercise this option to the extent it is then exercisable within the three-month period following the date such cessation of employment, but not after the termination of such three-month period.

                   (ii) If the Participant shall die while in the employ of the Company or within three months following termination of such employment (subparagraph (i), above), this option to the extent it is then exercisable may nevertheless be exercised by the Participant's personal representative within the one-year period following the date of death of the Participant, but not after the termination of such one-year period. If the Participant is placed on long-term disability or retirement status, this option to the extent it is then exercisable, may be exercised by the Participant within the one-year period following the date of commencement of long-term disability or retirement status, but not after the termination of such one-year period.

            (e) Non-Transferability. This option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant, this option shall be exercisable only by him.

            (f) Adjustments. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, combination or exchange of shares, or of any similar change affecting the Common Stock, then in any such event, the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee of the Program may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Participant hereunder. Any adjustment so made shall be final and binding upon the Participant.

            (g) No Rights as Stockholder. Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option prior to the date of issuance to him of a certificate or certificates for such shares. No adjustments shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date upon which he shall become the holder of record thereof.

            (h) No Right to Continued Employment. This option shall not confer upon Participant any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of his employer to terminate his employment at any time.

            (i) Compliance with Law and Regulations. This option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

      3. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Program and agrees to be bound by all the terms and provisions thereof.

      4. Notices. Any notices hereunder to the Company shall be addressed at its main office, 410 North Michigan Avenue,
Attention: Treasurer, and any notice hereunder to Participant shall be addressed to him at ____________
_______________. Either party may designate at any time hereafter in writing some other address.

            IN WITNESS WHEREOF, Wm. Wrigley, Jr. Company has caused this Agreement to be executed by the Vice President-Personnel and Assistant to the President and the Participant has executed this Agreement, both as of the day and year first above written.


                                     By: _______________________
                                         (Authorized Signature)


                                     By: _______________________
                                                  (Participant)

                                THE GLOBE AND SPEAR

      The Wrigley Spear has been associated with the established brands of Wrigley's chewing gum since it was first used in 1893 and is recognized by consumers worldwide as a symbol of quality.

      Back in the early 1970's, to reflect the Company's growing international presence, a Wrigley artist first depicted the Spear encircling the globe. The Globe and Spear is now a registered trademark of the Wm. Wrigley Jr. Company. Wrigley brands are produced in 12 factories around the world and sold in well over 100 countries. Wrigley's chewing gum represents a truly American product known throughout the world and enjoyed daily by millions.

[Insert Wrigley Letterhead]

To the Stockholders and Employees
of the Wm. Wrigley Jr. Company

      Your Company's combination of quality products, quality people and sound marketing programs resulted in our tenth consecutive year of record sales and earnings. Volumes both domestically and internationally reached new highs and, for the first time in Company history, our international business accounted for more than half our total volume. In the process, your Company faced significantly greater competition pretty much across the board, and this competitive activity gives no indication of abating as we head into 1995.

      Despite increased spending by competing brands, solid volume gains were achieved in North America. In the U.S., Extra(R) further extended its sugarfree market share lead, and all of our long-established sugar brands added volume. Winterfresh(R), our first new sugar chewing gum brand in nearly 20 years, was launched nationally in August. Trade and consumer response to this new entry has been very favorable. As Winterfresh gained distribution, it made the largest contribution to the overall domestic volume growth. Freedent(R), at the same time, was being challenged by a new competitive brand. Before year end, we responded by reformulating and relaunching Freedent peppermint and spearmint. These new formulas have a softer texture and longer lasting flavor. In the coming months, with the support of new advertising, we will seek to restore growth to the brand.

      The intense competition in the region was most evident in Canada where volume softened slightly following two years of healthy gains. Sales in Mexico, on the other hand, made a significant contribution to our North American growth in 1994. Although starting from a relatively small base, our volume in Mexico nearly doubled as distribution was expanded and merchandising continued to improve. The recent devaluation of the peso, however, will most likely have a substantial impact in 1995 on the volume and profitability of our business in Mexico.

      Our associates at Amurol Confections also added to our volume growth. They managed a gain over the prior year's record production even with the complexities of their move to new facilities.

      The hard work of our associates throughout Europe has helped to make this the Company's fastest growing region during the past five years. Solid growth was recorded once again in France, Germany, the United Kingdom, and across Scandinavia, with our sugarfree products showing particular strength. Your Company also stepped up its activity in Central and Eastern Europe where, as merchandising efforts increased and further distribution was achieved, volume nearly doubled. While these newer markets accounted for half the European volume gain in 1994, it should be noted that some of these business environments remain volatile.

      In the Asia/Pacific region, results were mixed in 1994. Production rose sharply at our plant in China during its second year of operation. And by year end, our Chinese associates were gearing up to accelerate distribution to other markets within the country to blunt the effects of some very aggressive competition. Sales in Australia benefitted from the combination of new product introductions and continued economic recovery, while in Taiwan, improved merchandising and advertising gave our business a boost. Rising volumes in Malaysia and Indonesia continue to offer promise for the future, but this growth will require ongoing marketing investments, particularly in Indonesia. Double-digit inflation in the Philippines drove up production costs and dictated a hefty price increase on a majority of our products. This, in turn, triggered a sizeable volume decrease.

      As suggested in last year's letter, 1994 turned out to be a record-breaking year for capital expenditures and factory construction. Without the dedication of our Engineering groups, we would have been hard-pressed to meet the demands associated with this expansion. They actively participated in the design and construction of the new buildings, while also fabricating, refurbishing, and relocating more pieces of equipment than at any other time in the Company's history. Amurol's new facility, as mentioned earlier, is already up and running. The plant addition in France will be completed by the end of the first quarter; the new factory in India should be operating by mid-year; and construction of the Polish factory has begun. While some capacity constraints have been relieved, we anticipate higher levels of capital spending in 1995 and beyond. These expenditures, approaching a quarter of a billion dollars in the past three years alone, could place pressure on near-term earnings as incremental depreciation costs rise.

      In the quarter century that has passed since the last flurry of construction activity for the Wrigley Company, we have experienced tremendous growth and change in the geographic mix of our business. In 1970, sales were less than $180 million and international markets accounted for about a quarter of our volume; in 1994, sales were $1.6 billion and over half of our volume came from outside the U.S. Since our growth overseas has accelerated in recent years, much of our energy and resources in 1995 will be devoted to absorbing and consolidating these gains into a stable base, and making the necessary investments in further volume-building opportunities.

      While we are witnessing an unprecedented movement toward market economies throughout the world, it is being tempered by desires for strong national or regional identities. Although many physical and political barriers to international markets have been eliminated in recent years, significant economic hurdles remain. Trade barriers as well as associations of countries with like interests will continue to have a very real influence on our business. And as we have seen in Mexico, we will be exposed to more financial risks because of volatile exchange rates and/or restrictions on currency convertibility.

      Finally, while our rapid geographic expansion has been quite successful to date, neither the potential of these markets nor our efforts have gone unnoticed by competitors, especially in Eastern Europe and China. The competition for advertising opportunities in emerging markets has resulted in significant media inflation, and staffing up to fully develop these markets also adds to our costs. We must make these investments, however, because advertising and merchandising, coupled with price restraint wherever possible, are key ingredients to our success.

      The net result of these factors is that 1995 will be a demanding year for the Wrigley Company. Our history has proven that it is wiser to spend money now to sustain and build market share than to spend more money later to regain lost market share. Nevertheless, we remain optimistic that our strengths - well-advertised worldwide brands that are known for quality, talented and hard-working employees around the globe and focus on the long-term success of the Company - will serve us well in these increasingly challenging times.

                                                  Sincerely,

                                                  [SIG]

                                                  William Wrigley

                         TABLE OF CONTENTS
                       5   Highlights
                       6   Statement of Earnings and Retained Earnings
                       7   Statement of Cash Flows
                       8   Balance Sheet
                      10   Notes to Financial Statements
                      18   Report of Independent Auditors
                      19   Selected Five Year Financial Data
                      20   Quarterly Data
                      21   Management's Discussion and Analysis
                      24   Directors
                      26   Elected Officers
                      27   Corporate Facilities and Associated
                             Companies
                      28   Stockholder Information


                                                                       HIGHLIGHTS OF OPERATIONS

WM. WRIGLEY JR. COMPANY AND ASSOCIATED COMPANIES



                                             1994          1993           1992

                                In thousands of dollars except for per share amounts

Net Sales                               $1,596,551     1,428,504       1,286,921
Earnings before nonrecurring
  gain on sale of Singapore
  property in 1994 and cumulative
  effect of accounting changes
  in 1992                                  205,767       174,891         148,573
   - Per Share of Common Stock                1.77          1.50            1.27
Net Earnings                               230,533       174,891         141,295
   - Per Share of Common Stock                1.98          1.50            1.21
Dividends Paid                             104,694        87,344          72,511
    - Per Share of Common Stock                .90           .75             .62
Property Additions                          87,013        63,095          66,682
Stockholders' Equity                       688,470       575,182         498,935
Return on Average Equity                     36.5%         32.6%           29.4%
Stockholders at Close of Year               24,078        18,567          14,546
Average Shares Outstanding (000)           116,358       116,511         117,055



STATEMENT OF
CONSOLIDATED CASH FLOWS

WM. WRIGLEY JR. COMPANY AND ASSOCIATED COMPANIES



YEAR ENDED DECEMBER 31                              1994        1993       1992

                                                       In thousands of dollars
CASH FLOWS-OPERATING ACTIVITIES
Net earnings                                    $  230,533     174,891    141,295
Adjustments to reconcile net earnings to
net cash flows from operating activities:
     Depreciation                                   41,057      34,565     29,806
     Gain on sales of property, plant
    and equipment                                  (38,762)       (806)    (3,985)
     (Increase) decrease in:
       Accounts receivable                         (13,608)    (26,754)   (10,652)
       Inventories                                 (38,086)    (24,771)       205
       Other current assets                        (13,578)     (1,551)      (115)
       Other assets and deferred
      charges                                          461      (3,929)    (6,216)
     Increase (decrease) in:
       Accounts payable                              3,086      10,298      7,937
       Accrued expenses                               (525)     18,157      9,724
       Income and other taxes payable               35,774     (14,241)     8,944
       Deferred income taxes                        (7,894)     (3,834)   (11,551)
       Other noncurrent liabilities                  5,078       9,345     23,876
 Net cash flows-operating activities               203,536     171,370    189,268

CASH FLOWS-INVESTING ACTIVITIES
Additions to property, plant and
equipment                                          (87,013)    (63,095)   (66,682)
Proceeds from property retirements                  40,855       4,042      7,983
Purchases of short-term investments               (232,591)   (140,186)        -
Maturities of short-term investments               234,092     135,204         -
Net increase in short-term
investments                                            -          -       (26,132)

Net cash flows-investing activities                (44,657)    (64,035)   (84,831)

CASH FLOWS-FINANCING ACTIVITIES
Dividends paid                                    (104,694)    (87,344)   (72,511)
Common stock purchased                             (13,225)    (15,077)   (17,579)

Net cash flows-financing activities               (117,919)   (102,421)   (90,090)

Effect of exchange rate changes on
cash and cash equivalents                              319      (2,768)    (3,538)

Net increase in cash and cash
equivalents                                         41,279       2,146     10,809
Cash and cash equivalents at
beginning of year                                   86,290      84,144     73,335

Cash and cash equivalents at end
of year                                         $  127,569      86,290     84,144

SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid                               $   94,576     124,127     78,938

Interest paid                                   $    1,508       1,491      1,177

Interest and dividends received                 $   12,135      12,164     10,893


                                                            See accompanying accounting policies and
notes.



STATEMENT OF
CONSOLIDATED CASH FLOWS

WM. WRIGLEY JR. COMPANY AND ASSOCIATED COMPANIES



YEAR ENDED DECEMBER 31                              1994        1993       1992

                                                       In thousands of dollars

CASH FLOWS-OPERATING ACTIVITIES
Net earnings                                    $  230,533     174,891    141,295
Adjustments to reconcile net earnings to
net cash flows from operating activities:
     Depreciation                                   41,057      34,565     29,806
     Gain on sales of property, plant
    and equipment                                  (38,762)       (806)    (3,985)
     (Increase) decrease in:
       Accounts receivable                         (13,608)    (26,754)   (10,652)
       Inventories                                 (38,086)    (24,771)       205
       Other current assets                        (13,578)     (1,551)      (115)
       Other assets and deferred
      charges                                          461      (3,929)    (6,216)
     Increase (decrease) in:
       Accounts payable                              3,086      10,298      7,937
       Accrued expenses                               (525)     18,157      9,724
       Income and other taxes payable               35,774     (14,241)     8,944
       Deferred income taxes                        (7,894)     (3,834)   (11,551)
       Other noncurrent liabilities                  5,078       9,345     23,876
 Net cash flows-operating activities               203,536     171,370    189,268

CASH FLOWS-INVESTING ACTIVITIES
Additions to property, plant and
equipment                                          (87,013)    (63,095)   (66,682)
Proceeds from property retirements                  40,855       4,042      7,983
Purchases of short-term investments               (232,591)   (140,186)        -
Maturities of short-term investments               234,092     135,204         -
Net increase in short-term
investments                                            -          -       (26,132)

Net cash flows-investing activities                (44,657)    (64,035)   (84,831)

CASH FLOWS-FINANCING ACTIVITIES
Dividends paid                                    (104,694)    (87,344)   (72,511)
Common stock purchased                             (13,225)    (15,077)   (17,579)

Net cash flows-financing activities               (117,919)   (102,421)   (90,090)

Effect of exchange rate changes on
cash and cash equivalents                              319      (2,768)    (3,538)

Net increase in cash and cash
equivalents                                         41,279       2,146     10,809
Cash and cash equivalents at beginning
of year                                             86,290      84,144     73,335

Cash and cash equivalents at end
of year                                         $  127,569      86,290     84,144

SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid                               $   94,576     124,127     78,938

Interest paid                                   $    1,508       1,491      1,177

Interest and dividends received                 $   12,135      12,164     10,893


                                                            See accompanying accounting policies and
notes.



                                                                      CONSOLIDATED BALANCE SHEET

WM. WRIGLEY JR. COMPANY AND ASSOCIATED COMPANIES



AS OF DECEMBER 31                                                1994       1993

                                                          In thousands of dollars
ASSETS
Current assets:
 Cash and cash equivalents                                   $ 127,569     86,290
 Short-term investments, at amortized cost                     102,679    103,556
 Accounts receivable
   (less allowance for doubtful accounts:
    1994-$6,645; 1993-$4,407)                                  138,547    118,222
 Inventories-
   Finished goods                                               59,205     47,471
   Raw materials and supplies                                  161,904    129,325
                                                               221,109    176,796
 Other current assets                                           25,924     11,511
 Deferred income taxes-current                                   7,484      5,918
     Total current assets                                      623,312    502,293
Marketable equity securities, at fair value                     14,687     31,417
Deferred charges and other assets                               30,581     25,881
Deferred income taxes-noncurrent                                20,834     15,865
Property, plant and equipment, at cost:
 Land                                                           23,281     22,496
 Buildings and building equipment                              204,877    173,403
 Machinery and equipment                                       410,305    354,978

                                                               638,463    550,877
 Less accumulated depreciation                                 349,043    311,009
                                                               289,420    239,868

Total assets                                                 $ 978,834    815,324





AS OF DECEMBER 31                                                1994        1993

                                                             In thousands of dollars
                                                                     and shares
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                            $  68,097     62,621
 Accrued expenses                                               69,716     67,137
 Dividends payable                                              16,269     11,640
 Income and other taxes payable                                 55,178     17,127
 Deferred income taxes-current                                     638        636

       Total current liabilities                               209,898    159,161
Deferred income taxes-noncurrent                                15,760     22,716
Other noncurrent liabilities                                    64,706     58,265
Stockholders' equity:
 Preferred stock-no par value
   Authorized: 20,000 shares
   Issued: None
 Common stock-no par value
   Common stock
 Authorized: 400,000 shares
 Issued: 1994-91,326 shares; 1993-90,589
 shares                                                         12,177     12,078
   Class B common stock-convertible
   Authorized: 80,000 shares
 Issued and outstanding: 1994-25,075 shares;
 1993-25,812 shares                                              3,343      3,442
 Additional paid-in capital                                      1,781      1,467
 Retained earnings                                             685,850    564,640
 Foreign currency translation adjustment                       (13,502)   (24,757)
 Unrealized holding gains on marketable equity
 securities                                                      7,855     18,312
 Common Stock in treasury, at cost
   (1994-192 shares; 1993-0 shares)                             (9,034)       -

       Total stockholders' equity                              688,470    575,182

Total liabilities and stockholders' equity                   $ 978,834    815,324


                                                            See accompanying accounting policies and
notes.


                         ACCOUNTING POLICIES AND NOTES TO
                         CONSOLIDATED FINANCIAL STATEMENTS

WM. WRIGLEY JR. COMPANY AND ASSOCIATED COMPANIES

CONSOLIDATION AND DESCRIPTION OF BUSINESS

The consolidated financial statements include the accounts of the Wm. Wrigley Jr. Company and its associated companies (the Company). The Company's principal business is manufacturing and selling chewing gum. All other businesses constitute less than 10% of combined revenues, operating profit and identifiable assets.

NONRECURRING GAIN ON SALE OF SINGAPORE PROPERTY

On January 12, 1994, the Company sold the real estate holdings of its wholly owned associated company in Singapore, Malayan Guttas Private Limited, for a gain of $38,100,000. This nonrecurring gain, reported in the first quarter of 1994, increased net earnings by an after tax amount of $24,765,000 or $.21 per share.

ADVERTISING

The Company expenses all advertising costs in the year incurred.
Advertising expense was $225,291,000 in 1994, $198,985,000 in 1993 and $178,557,000 in 1992.

INVESTMENTS IN DEBT & EQUITY SECURITIES

Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities". The Company's investments in debt securities, which typically mature in one year or less, are held to maturity and valued at amortized cost, which approximates fair value. The aggregate fair values at December 31, 1994 and December 31, 1993 were, respectively, $69,287,000 and $82,881,000 for municipal securities, and $33,392,000 and $20,675,000 for other debt securities.

     The Company's investments in marketable equity securities are held for an indefinite period. Application of SFAS No. 115 resulted in unrealized holding gains of $12,085,000 at December 31, 1994 and $28,171,000 at December 31, 1993. The aggregate fair value of the Company's marketable equity securities at December 31, 1994 and 1993 totaled $14,687,000 and $31,417,000 respectively. The unrealized holding gains, net of the related tax effect, added $7,855,000 and $18,312,000 to Stockholders' equity at December 31, 1994 and 1993, respectively. At the end of 1994, Section 170 (e)(5) of the U.S. Internal Revenue Code expired, greatly reducing the tax deductibility of appreciated securities contributed to private foundations. In anticipation of this change, a contribution of marketable equity securities having a fair value of $14,966,000 and an original cost of $624,000 was made to the Company's charitable foundation in 1994.

CASH AND CASH EQUIVALENTS

The Company considers all highly-liquid debt instruments with a maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories at December 31, 1994 and 1993 included $109,707,000 and $87,960,000, respectively, valued at cost on a last-in, first-out
(LIFO) basis. If current costs had been used, such inventories would have been $46,326,000 and $42,723,000 higher than reported at December 31, 1994 and 1993, respectively. The non-LIFO inventories are valued at the lower of cost (principally first-in, first-out basis) or market.

DEPRECIATION

Depreciation is provided over the estimated useful lives of the respective assets (buildings and building equipment--12 to 50 years; machinery and equipment--3 to 20 years). The depreciation methods and amounts were:

                           1994         1993        1992

                               In thousands of dollars

STRAIGHT-LINE           $17,531       15,639      14,914
ACCELERATED              23,526       18,926      14,892

FOREIGN CURRENCY TRANSLATION AND EXCHANGE CONTRACTS

The Company has determined that the functional currency for each associated company except for selected Eastern and Central European entities is its local currency. Some Eastern and Central European entities are considered to be highly inflationary and their functional currencies are remeasured to U.S. dollars.

     Following is an analysis of the unrealized foreign currency translation adjustment included in the balance sheet:

In thousands of dollars
BALANCE AT 12/31/91                  $   5,719
      1992 Adjustment                  (15,411)

BALANCE AT 12/31/92                     (9,692)
      1993 Adjustment                  (15,065)

BALANCE AT 12/31/93                    (24,757)
      1994 Adjustment                   11,255

BALANCE AT 12/31/94                  $ (13,502)


     Certain foreign associated companies enter into fixed rate currency exchange contracts as non-speculative hedges against future material purchase commitments among associated companies. In addition, the Parent Company enters into such contracts from time to time as non-speculative hedges regarding known future commitments with associated companies. Market value gains and losses, recognized at expiration of the contracts, offset foreign exchange gains or losses on the related transactions being hedged. At December 31, 1994, foreign exchange rate contracts for a number of currencies, primarily French francs, German marks, and U.S. dollars, maturing at various dates through December 31, 1995 aggregated $180,639,000. Open foreign exchange contracts at December 31, 1993 aggregated $137,683,000. Unrealized gains or losses on these contracts were not significant as of either December 31, 1994 or 1993.

ACCRUED EXPENSES

Accrued expenses at December 31, 1994 included $23,758,000 of payroll expenses and $8,931,000 of customer allowances. Payroll expenses of $21,906,000 and customer allowances of $11,231,000 were included in accrued expenses at December 31, 1993.

OTHER NONCURRENT LIABILITIES

Other noncurrent liabilities include liabilities for postretirement benefit plans of approximately $20,000,000 and $18,200,000 at December 31, 1994 and 1993, respectively. Also included are employee pension funds, deferred compensation, and postemployment benefits.

COMMON STOCK

Following is a summary of activity in Common Stock, paid-in capital and treasury stock:


                         COMMON STOCK    CLASS B COMMON ADDITIONAL TREASURY
STOCK
                                                         PAID-IN
                       SHARES   AMOUNT   SHARES   AMOUNT CAPITAL  SHARES
AMOUNT


                                    In thousands of dollars and shares
BALANCE AT
 12/31/91            116,862   $15,582   27,138  $3,618  $2,504  26,582 $(143,686)
TREASURY STOCK
 PURCHASES               -         -        -       -      -        671   (17,579)
TREASURY STOCK
 RETIREMENT          (27,166)   (3,622)     -       -      -    (27,166)  158,692
CONVERSION               715       161     (715)   (161)   -        -         -
ISSUANCES                -         -        -       -   (1,400)     (87)    2,573
STOCK APPRECIATION
 RIGHTS                  -         -        -       -      695      -         -
STOCK SPLIT              -         -        -       -     (231)     -         -

BALANCE AT
 12/31/92             90,411    12,121   26,423   3,457  1,568      -         -
TREASURY STOCK
 PURCHASES               -         -        -       -       -       450   (15,077)
TREASURY STOCK
 RETIREMENT             (433)      (58)     -       -       -      (433)   14,489
CONVERSION               611        15     (611)    (15)    -       -        -
ISSUANCES                -         -        -       -      (67)     (17)      588
STOCK SPLIT              -         -        -       -      (34)     -        -

BALANCE AT
 12/31/93             90,589    12,078   25,812   3,442  1,467      -         -
TREASURY STOCK
 PURCHASES               -         -        -       -        -      292   (13,225)
CONVERSION               737        99     (737)    (99)     -      -         -
ISSUANCES                -         -        -       -      140     (100)    4,191
EXPIRED PUT
 OPTION                  -         -        -       -      174      -         -
BALANCE AT
 12/31/94             91,326   $12,177   25,075  $3,343 $1,781      192  $ (9,034)


   The Company's Management Incentive Plan (MIP) authorizes the granting of up to 5,400,000 shares of the Company's new or reissued Common Stock (including 492,222 shares issued under the predecessor 1984 Stock Award Plan) to key managers in various forms, including stock grants and stock appreciation rights.

   In 1988, the Company granted to certain key managers, non-qualified stock options for 240,000 shares of Common Stock at $11.208, the fair market price on the date of grant. These options may be exercised through 1998. Participants may exchange a portion of their options for stock appreciation rights. These rights acquire value if the market price of shares of Common Stock increases above the grant price of options. Through December 31, 1994 stock options for 85,512 shares and stock appreciation rights for 44,488 shares have been exercised.

   Each share of Class B Common Stock has ten votes, is restricted as to transfer or other disposition and is convertible at any time into one share of Common Stock.

   Additional paid-in capital primarily represents the excess of fair market value of Common Stock issued from treasury on the date the shares of stock were awarded over the average acquisition cost of the shares.

   Treasury Stock is acquired for MIP plans or under a resolution the Board of Directors adopted at its meeting of August 18, 1993 authorizing the Company to purchase from time to time shares of the Company's Common Stock not to exceed $100,000,000 in aggregate price. On August 19, 1992 the Board of Directors adopted a resolution retiring the entire balance of shares of Common Stock held in the corporate treasury at that time and all subsequent acquisitions to the extent not required for issuance under the MIP programs.

   Pursuant to agreements in 1991 and 1992 with the Offield Family Foundation, the Company purchased shares of Wrigley stock in quarterly increments of 150,000 shares based on the average New York Stock Exchange daily closing price of the Company's Common Stock during each quarter. Purchases during 1992 and 1993 were 600,000 shares at an average price of $25.25 and 450,000 shares at an average price of $33.50, respectively.

   On June 9, 1994, the Company agreed to an unsolicited offer from the Wrigley Memorial Garden Foundation, to purchase 345,072 shares of Wrigley Common Stock in four quarterly installments. The purchase amount is based on the average New York Stock Exchange daily closing price of the Company's Common Stock during each quarter. Pursuant to this agreement the Company purchased 172,536 shares of Wrigley stock during 1994 at an average price of $44.19.

INCOME TAXES

Effective January 1, 1992, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by SFAS No. 109 "Accounting for Income Taxes". The cumulative effect of adopting SFAS No. 109 as of January 1, 1992 was to increase net income and decrease the deferred tax liability by $2,865,000.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of deferred tax assets and (liabilities) are as follows:

                               1994          1993

                             In thousands of dollars
ACCRUED COMPENSATION,
PENSION AND
POSTRETIREMENT BENEFITS     $  15,399      12,980
DEPRECIATION                   (7,933)     (8,128)
UNREALIZED HOLDING GAIN        (4,230)     (9,860)
ALL OTHER-NET                   8,684       3,439

NET DEFERRED TAX ASSET
(LIABILITY)
                              $11,920     (1,569)

     Balance sheet classifications of deferred tax are as follows:

                                1994        1993

                             In thousands of dollars
DEFERRED TAX ASSET-
  CURRENT                   $   7,484      5,918
DEFERRED TAX ASSET-
  NONCURRENT                   20,834     15,865
DEFERRED TAX LIABILITY-
  CURRENT                       (638)      (636)
DEFERRED TAX LIABILITY-
  NONCURRENT                 (15,760)   (22,716)

NET DEFERRED TAX ASSET
  (LIABILITY)               $  11,920    (1,569)

   Applicable U.S. income and foreign withholding taxes have not been provided on $189,243,000 of undistributed earnings of international associated companies at December 31, 1994. These earnings are considered to be permanently invested and, under the tax laws, are not subject to such taxes until distributed as dividends. If the earnings were not considered permanently invested, approximately $15,618,000 of deferred income taxes, consisting primarily of foreign withholding taxes, would have been provided. Such taxes, if ultimately paid, may be recoverable as foreign tax credits in the U.S.

   Income taxes are based on pre-tax earnings which are distributed geographically as follows:

                       1994       1993     1992

                         In thousands of dollars

DOMESTIC           $  172,194   157,431  133,508
FOREIGN               181,085   121,404   98,795
                   $  353,279   278,835  232,303

   Reconciliation of the provision for income taxes computed at the U.S. Federal statutory rate of 35% for 1994 and 1993 and 34% for 1992 to the reported provision for income taxes is as follows:

                       1994        1993     1992

                         In thousands of dollars
PROVISION AT
  STATUTORY RATE   $  123,648    97,592    78,983
STATE TAXES-NET         8,308     8,101     6,927
FOREIGN TAX RATES         361       405     3,595
CONTRIBUTION OF
  APPRECIATED
  SECURITIES          (5,020)       -         -
OTHER-NET             (4,551)   (2,154)   (5,775)
                   $  122,746   103,944    83,730

   The components of the provision for income taxes for 1994, 1993, and 1992 were:

               CURRENT      DEFERRED   TOTAL

                     In thousands of dollars
1994
  FEDERAL     $   63,941   (8,171)    55,770
  FOREIGN         53,560       277    53,837
  STATE           13,139       -      13,139
              $  130,640   (7,894)   122,746

1993
  FEDERAL     $   46,874   (3,229)    43,645
  FOREIGN         48,098     (605)    47,493
  STATE           12,806        -     12,806
              $  107,778   (3,834)   103,944

1992
  FEDERAL     $   35,833   (3,348)    32,485
  FOREIGN         41,405     (113)    41,292
  STATE            9,953       -       9,953
              $   87,191   (3,461)    83,730

PENSIONS

   The Company maintains non-contributory defined benefit pension plans covering substantially all of its employees. Retirement benefits are a function of the years of service and the level of compensation, generally for the highest three consecutive salary years occurring within ten years prior to an employee's retirement date, depending on the plan. The Company's policy is to fund within ERISA or other statutory limits to provide benefits earned to date and expected to be earned in the future. The components of consolidated net pension cost are presented below:

                                               1994           1993              1992
                                       DOMESTIC FOREIGN DOMESTIC FOREIGN  DOMESTIC
FOREIGN

                                         In thousands of dollars
SERVICE COST-
  BENEFITS EARNED DURING THE YEAR      $  7,467   3,163   7,542    2,806    7,286
 2,658
INTEREST COST
  ON PROJECTED BENEFIT OBLIGATION        14,104   3,164  12,898    3,061   13,012
 3,203
ACTUAL RETURN ON PLAN ASSETS                (79) (3,820)(14,653)  (3,433) (18,957)
(3,966)
NET AMORTIZATION AND DEFERRAL           (15,087)   (437)    629     (317)   5,058
 (376)
OTHER PENSION PLANS                         500   2,997     173    2,259      175   2,530
NET PENSION COST                       $  6,905   5,067   6,589    4,376    6,574   4,049

Assumptions used to determine net pension cost and the actuarial present value of the projected benefit obligation were as follows:


                                   1994           1993            1992
                              DOMESTIC FOREIGN DOMESTIC FOREIGN  DOMESTIC FOREIGN


                                             In thousands of dollars
DISCOUNT RATES                  8.0%    6.5-8.0%   7.0%  7.5-9.0%  7.75%   7.5-10.0%
LONG-TERM RATES
  OF RETURN ON ASSETS           8.5%    6.5-8.0%   8.5%  5.0-9.0%  8.5%   7.0-9.0%
RATES OF INCREASE
  IN COMPENSATION LEVELS       4.75%    3.5-7.0%   4.75% 5.0-8.0%  5.5%   5.0-8.0%


Domestic plan assets consist primarily of high quality marketable fixed income and equity securities. Foreign plan assets consist primarily of contracts with insurance companies. The defined benefit plans' funded status and the pension liability recorded in the consolidated balance sheet were as follows:

                                                  1994                1993
                                           DOMESTIC   FOREIGN  DOMESTIC  FOREIGN

                                            In thousands of dollars
PLAN ASSETS AT FAIR VALUE                   $ 188,446   51,367  189,067   43,092
ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATION:
    Vested benefits                           137,991   34,973  152,685   26,561
    Nonvested benefits                          4,346   2,732     1,698    1,476
Accumulated benefit obligation                142,337  37,705   154,383   28,037
    Projected future salary increases          39,998    6,153   38,021    8,485
    Projected benefit obligation              182,335   43,858  192,404   36,522

PLAN ASSETS IN EXCESS OF (LESS THAN)
  PROJECTED BENEFIT OBLIGATION                   6,111   7,509   (3,337)   6,570
LESS ITEMS NOT YET RECOGNIZED IN EARNINGS:
  Unrecognized prior service cost                (520)   (607)   (1,808)     413
  Unrecognized net gain (loss)                   6,279   4,514     (739)   2,219
  Unrecognized transition asset                  3,322   4,190    3,778    4,572
ACCRUED PENSION LIABILITY                   $    2,970     588    4,568      634


POSTRETIREMENT BENEFITS

Effective January 1, 1992, the Company adopted SFAS No. 106 relating to "Accounting for Postretirement Benefits Other Than Pensions". The Company provides limited postretirement healthcare benefits on a contributory basis and life insurance benefits in the U.S. and at certain international associated companies. The cost of postretirement benefits is provided for during the employee's active working career.

   A reconciliation of the plans' funded status to the amounts reported in the financial statements follows:

                              1994       1993

                           In thousands of dollars
ACCUMULATED
  POSTRETIREMENT
  BENEFIT OBLIGATION:
  Retirees                  $ 5,500      4,300
  Active employees           14,500     14,100
  Total                      20,000     18,400
PLAN ASSETS                   2,400      2,600
ACCUMULATED
  POSTRETIREMENT
  BENEFIT OBLIGATION
  IN EXCESS OF PLAN ASSETS   17,600     15,800
UNRECOGNIZED
  ACTUARIAL GAIN              2,400      2,400
ACCRUED
  POSTRETIREMENT LIABILITY  $20,000     18,200


   The components of the net periodic postretirement benefit cost are as follows:

                              1994    1993     1992

                             In thousands of dollars

SERVICE COST                $   900  1,000     900
INTEREST COST                 1,500  1,500   1,400
RETURN ON PLAN ASSETS         (200)  (200)   (200)
NET PERIODIC EXPENSE        $ 2,200  2,300   2,100

   Actuarial assumptions used to measure the postretirement benefit cost are as follows:

                             1994        1993      1992

DISCOUNT RATE                  8.0%      7.25%       8.0%
HEALTHCARE
  TREND TO 2002
  (IN 1994)               10.0-5.0%  12.9-5.0%  14.0-6.0%
RETURN ON PLAN
  ASSETS                       5.5%       5.5%       8.5%


   Effects of increasing the healthcare trend rates by one percentage point in each year are summarized below:

                              1994    1993    1992

                             In thousands of dollars
INCREASE ACCUMULATED
  POSTRETIREMENT
  BENEFIT
  OBLIGATION BY             $ 1,900  4,500   3,100
INCREASE
  POSTRETIREMENT
  BENEFIT COST BY               300    800     700

OPERATIONS BY GEOGRAPHIC AREAS

Information concerning the Company's operations in different geographic areas at December 31, 1994, 1993 and 1992, and for the years then ended is presented below.

   Operating profit is revenue less all costs and expenses other than general corporate expenses, interest expense and income taxes.

   Identifiable assets are those involved in the operations in each geographic area and include all of the assets of associated companies. Marketable equity securities held by the parent company are not distributed to geographic areas, and the related dividend income is included in the adjustments and eliminations line.



                                           1994           1993         1992

                                                 In thousands of dollars
REVENUES:
   North America (principally U.S.)       $938,034      883,658     824,568
   Europe                                  573,153      456,536     383,887
   Asia, Pacific & Other                  199,638*      140,050     136,180
   Adjustments and eliminations           (49,575)     (39,802)    (43,368)
     Total revenues                     $1,661,250    1,440,442   1,301,267

OPERATING PROFIT:
   North America (principally U.S.)       $176,794      163,174     143,136
   Europe                                  107,390       92,712      66,727
   Asia, Pacific & Other                    70,390*      24,353      22,705
   Adjustments and eliminations              1,020        1,160       1,464
                                           355,594      281,399     234,032
Interest and General Corporate
Expenses                                   (2,315)      (2,564)     (1,729)
     Earnings before income taxes and
       cumulative effect of accounting
       changes                          $  353,279      278,835     232,303

IDENTIFIABLE ASSETS USED IN OPERATIONS:
   North America (principally U.S.)       $574,125      501,527     458,337
   Europe                                  264,136      185,242     164,380
   Asia, Pacific & Other                   121,339       92,473      81,658
   Adjustments and eliminations              4,547        4,665       4,458
                                           964,147      783,907     708,833
Corporate Assets                            14,687       31,417       2,539
     Total assets                       $  978,834      815,324     711,372

* Includes nonrecurring gain of $38,100 on sale of Singapore property.


                          REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of the Wm. Wrigley Jr. Company

We have audited the accompanying consolidated balance sheet of Wm. Wrigley Jr. Company and associated companies at December 31, 1994 and 1993, and the related statements of consolidated earnings and retained earnings and consolidated cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wm. Wrigley Jr. Company and associated companies at December 31, 1994 and 1993, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in accounting policies and notes to consolidated financial statements, in 1992 the Company changed its method of accounting for postretirement benefits other than pensions to comply with Statement of Financial Accounting Standards (SFAS) No. 106 and changed its method of accounting for income taxes to comply with SFAS No. 109.

ERNST & YOUNG LLP

Chicago, Illinois
January 30, 1995


                                                                   SELECTED FIVE YEAR FINANCIAL
DATA

WM. WRIGLEY JR. COMPANY AND ASSOCIATED COMPANIES

                                   1994     1993       1992    1991      1990

                               In thousands of dollars except for per share amounts
OPERATING DATA
Net Sales                     $1,596,551   1,428,504  1,286,921  1,148,875  1,110,639
Cost of Sales                    697,442     617,156    572,468    507,795    508,957
Income Taxes                     122,746     103,944     83,730     79,362     70,897
Earnings before nonrecurring
  gain on sale of Singapore
  property in 1994 and
  cumulative effect of
  accounting changes in 1992     205,767     174,891    148,573    128,652    117,362
  - Per Share of Common Stock       1.77        1.50       1.27       1.09       1.00
Net Earnings                     230,533     174,891    141,295    128,652    117,362
  - Per Share of Common Stock       1.98        1.50       1.21       1.09       1.00
Dividends Paid                   104,694      87,344     72,511     64,609     58,060
  - Per Share of Common Stock        .90         .75        .62        .55        .49
  - As a Percent of Net
    Earnings                         45%         50%         51%        50%        49%
Dividends Declared
  Per Share of Common Stock          .94        .75         .63        .55        .51
Average Shares Outstanding
 (000)                           116,358    116,511     117,055    117,517    117,743

OTHER FINANCIAL DATA
Total Property, Plant and
  Equipment (Net)               $289,420    239,868     222,137    201,386    188,959
Total Assets                     978,834    815,324     711,372    625,074    563,665
Working Capital                  413,414    343,132     299,149    276,047    229,735
Stockholders' Equity             688,470    575,182     498,935    463,399    401,386
Return on Average Equity            36.5%      32.6%       29.4%      29.8%      31.5%
Stockholders at Close of
  Year                            24,078     18,567       14,546     11,086     10,497
Employees at Close of
  Year                             7,000     6,700        6,400      6,250      5,850
Market Price of
 Stock-High                       53 7/8    46 1/8       39 7/8         27     19 3/4
      - Low                       38 1/8    29 1/2       22 1/8     16 3/8    14 7/12


                                  QUARTERLY DATA
WM. WRIGLEY JR. COMPANY AND ASSOCIATED COMPANIES

CONSOLIDATED RESULTS


                                        COST         NET EARNINGS
                               NET       OF                  PER
                              SALES    SALES       AMOUNT   SHARE

                     In thousands of dollars except for per share amounts

1994
  FIRST QUARTER........$     378,557   162,936     75,942   .65
  SECOND QUARTER.......      423,048   185,761     58,347   .50
  THIRD QUARTER........      404,087   172,838     61,621   .53
  FOURTH QUARTER.......      390,859   175,907     34,623   .30
       TOTAL...........$   1,596,551   697,442    230,533  1.98
1993
  FIRST QUARTER........$     332,333   145,113     42,360   .36
  SECOND QUARTER.......      386,167   165,301     53,560   .46
  THIRD QUARTER........      360,541   153,679     49,114   .42
  FOURTH QUARTER.......      349,463   153,063     29,857   .26
       TOTAL...........$   1,428,504   617,156    174,891  1.50


Net earnings for the first quarter 1994 included $24,765,000 or $.21 per share from the sale of Singapore property.

MARKET PRICES

Although there is no established public trading market for the Class B Common Stock, these shares are at all times convertible into shares of Common Stock on a one-for-one basis and are entitled to identical dividend payments.

                           The Common Stock of the Company is listed and
traded on the New York Stock Exchange. The table below presents the high and low sales prices for the two most recent years.

                                1994              1993
                             HIGH  LOW        HIGH   LOW

FIRST QUARTER............$53 7/8   43 1/4    34 7/8   29 1/2
SECOND QUARTER........... 52 1/4   46 7/8    36 1/4   30 1/8
THIRD QUARTER............ 48 1/2   38 1/8    45 1/2   31 3/8
FOURTH QUARTER........... 49 5/8   39 1/2    46 1/8   41 1/4


DIVIDENDS

The following table indicates the breakdown of dividends declared per share of Common Stock and Class B Common Stock for the two most recent years.

                                     1994                 1993
                            REGULAR EXTRA  TOTAL  REGULAR EXTRA TOTAL

FIRST QUARTER...........$     .12           .12     .10          .10
SECOND QUARTER..........      .12           .12     .10          .10
THIRD QUARTER...........      .12           .12     .10          .10
FOURTH QUARTER..........      .14   .44     .58     .10    .35   .45
       TOTAL............$     .50   .44     .94     .40    .35   .75

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
OPERATIONS AND FINANCIAL CONDITION

RESULTS OF OPERATIONS

NET SALES

Consolidated net sales for 1994 increased $168,047,000 or 12% from 1993's level which was up $141,583,000 or 11% from 1992. Net sales for both 1994 and 1993 were favorably affected by higher unit volume and to a lesser extent, by selected selling price increases. Net sales in 1994 were increased by translating foreign currency sales to U.S. dollars at higher average foreign currency rates. In 1993, translation decreased reported sales due to lower average foreign currency rates than in 1992.

   Consolidated unit volume of chewing gum increased 9% in 1994 from 1993's shipments, which were up 13% from 1992. Sugarfree brands continued to make a significant contribution to volume gains in both years. Selected selling price changes increased net sales about 2% in both 1994 and 1993.

   In North America, U.S. unit volume of Wrigley brands increased 3% in 1994 from 1993 which was up 6% over 1992. Winterfresh(R), a new sugar product, accounted for most of the gain in 1994. Unit volume of Extra(R) was the largest contributor to the gain in 1993. Established brands' Value Priced 5-stick packages also added to the 1993 gain. Increased sales to Mexico added 2% to North American unit volume in both 1994 and 1993. At Amurol Confections Company, 1994 unit sales increased 2% from 1993 after being up 12% from 1992.

   Overseas, unit volume increased 15% in 1994 from 1993 which increased 20% from 1992. Customer shipments in Eastern and Central Europe, the U.K. and Germany accounted for over two-thirds of the overseas gains in both 1994 and 1993. Asia/Pacific 1994 unit volume gains were relatively small as a decline in the Philippines following a selling price increase tended to offset the volume increases in China and other markets. Asia/Pacific volume gains in 1993 were mainly from the Philippines, China and Australia.

INVESTMENT AND OTHER INCOME

Consolidated investment and other income increased in 1994 by $14,659,000 or 123% mainly due to recognition of $14,342,000 market appreciation of the marketable equity securities contributed to the Company's charitable foundation. This gain is offset by contribution expense classified in Selling, Distribution and General Administrative Expenses. The contribution was made in anticipation of a change in the income tax deductibility of such contributions after 1994.

   In 1993, investment and other income decreased $2,408,000 or 17% from 1992 essentially due to the 1992 sale of vacant land in the U.S. not recurring in 1993.

COST OF SALES AND GROSS PROFIT

Consolidated cost of sales increased $80,286,000 or 13% in 1994 from 1993. Most of this increase was from the higher worldwide sales volume and increased costs including import duties in Central and Eastern Europe. Translation of foreign currency costs at higher average exchange rates also added to the increase from 1993.

   In 1993, cost of sales increased $44,688,000 or nearly 8% from 1992. Most of this increase was from the higher worldwide sales volume. Translation of foreign currency transactions at lower average exchange rates from 1992 partially offset the 1993 volume increase.

   Consolidated gross profit in 1994 was $899,109,000, an increase of $87,761,000 or 11% from 1993 which had increased $96,895,000 or
13% from 1992. The consolidated gross profit margin on net sales was 56.3% for 1994, 56.8% for 1993 and 55.5% for 1992. Sales growth in markets with lower margins led to the slightly lower consolidated margin in 1994 compared to 1993. Lower unit product costs contributed to the margin improvement in 1993 from 1992.

SELLING, DISTRIBUTION AND GENERAL ADMINISTRATIVE EXPENSES

Consolidated selling, distribution and general administrative expenses increased $66,095,000 or 12% in 1994 from 1993 which was up $47,621,000 or nearly 10% from 1992. The increase in 1994 includes the Company's contribution of appreciated marketable equity securities to its charitable foundation previously discussed in Investment and Other Income. Excluding the nonrecurring amount of the 1994 contribution, results in an increase of $52,095,000 or nearly 10% from 1993 and comparable to the 1993 increase from 1992. Worldwide selling and marketing expenditures were a major factor in those increases each year.

   As a percentage of consolidated net sales, these expenses have been as follows:

                              1994   1993  1992

 SELLING AND MARKETING       26.1%  25.9%  26.6%
 DISTRIBUTION AND
 GENERAL ADMINISTRATIVE      12.0%  12.1%  11.9%
                             38.1%  38.0%  38.5%

INCOME TAXES

The effective consolidated income tax rate was 34.7% in 1994, 37.3% in 1993 and 36.0% in 1992. The lower effective rate in 1994 is mainly from the tax benefit of the contribution of appreciated securities to the Company's foundation noted above. Excluding the effect of this transaction, the 1994 effective tax rate would have been about 36.2%. The effective rate increase in 1993 reflects the legislated U.S. corporate rate change to 35% from 34% for the year.

   Income taxes in 1994 increased by $18,802,000 or 18% from 1993 which increased $20,214,000 or 24% from the prior year.

NET EARNINGS

Net earnings in 1994 increased by $55,642,000 and $.48 per share or 32% from 1993. However, the nonrecurring sale of real estate holdings in Singapore during the first quarter added $24,765,000 after taxes or $.21 per share to the 1994 increase. Excluding the nonrecurring gain from Singapore, 1994 net earnings increased by $30,877,000 and $.27 per share or 18%.

   Net earnings in 1993 increased by $33,596,000 and $.29 per share or 24% from 1992. In 1992, the Company adopted SFAS No. 106 "Accounting for Postretirement Benefits Other than Pensions" and SFAS No. 109 "Accounting for Income Taxes." The cumulative effect of adopting these accounting standards lowered 1992 consolidated earnings by the one-time charge of $7,278,000 or $.06 per share. Excluding the cumulative effect of the 1992 accounting changes, 1993 net earnings increased by $26,318,000 and $.23 per share or 18%.

LIQUIDITY AND CAPITAL RESOURCES

COMMON STOCK PURCHASES

The Company paid $13,225,000 in 1994, $15,077,000 in 1993 and
$17,579,000 in 1992 from internal cash to acquire 292,000, 450,000 and 671,000 shares of its Common Stock, respectively. The Company remained in a strong financial position after these disbursements. Further purchases of Common Stock in 1995 are also likely to be from internally generated funds.

CURRENT RATIO

The Company has maintained a strong financial position with a current ratio (current assets divided by current liabilities) of
3.0 to 1 for the periods under discussion (1992-1994).

ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT

Capital expenditures for 1994 increased from 1993 by $23,918,000 or 38%, and 1993 capital expenditures decreased from 1992 by $3,587,000 or 5%. All of the capital expenditures for 1994 and 1993 were funded from the Company's operations and internal sources including the proceeds from the sale of real estate holdings in Singapore during 1994. Additions to property, plant and equipment in 1995 are likely to exceed 1994 expenditures and are also expected to be funded from internal sources.

                             NONFINANCIAL INFORMATION

                              WM. WRIGLEY JR. COMPANY

                                   COMMITTEES OF
                              THE BOARD OF DIRECTORS


                                       AUDIT



      Charles F. Allison III
      Chairman

      Gary E. Gardner
      Penny Pritzker
      Richard K. Smucker

                                   COMPENSATION


      Robert P. Billingsley
      Chairman

      Charles F. Allison III
      Lee Phillip Bell

                                    NOMINATING



      Lee Phillip Bell
      Chairman

      Robert P. Billingsley
      Richard K. Smucker




                                  WILLIAM WRIGLEY
                        President & Chief Executive Officer
                              Wm. Wrigley Jr. Company



                                 R. DARRELL EWERS
                             Executive Vice President
                              Wm. Wrigley Jr. Company

                                RICHARD K. SMUCKER
                                     President
                             The J. M. Smucker Company





                              CHARLES F. ALLISON III
                               Senior Vice President
                              Booz, Allen & Hamilton



                                  JOSEPH H. FLOM
                                      Partner
                       Skadden, Arps, Slate, Meagher & Flom
                              (Retired March 8, 1994)



                                IRVING SEAMAN, JR.
                                 Senior Consultant
                                 Burson-Marsteller
                              (Retired March 8, 1994)

                                BOARD OF DIRECTORS



                                 LEE PHILLIP BELL
                                     President
                       Bell-Phillip Television Productions


                                  GARY E. GARDNER
                        President & Chief Executive Officer
                                Soft Sheen Products



                               WILLIAM WRIGLEY, JR.
                                  Vice President
                              Wm. Wrigley Jr. Company


                               ROBERT P. BILLINGSLEY
                             Executive Vice President
                                  WLD Enterprises


                                  PENNY PRITZKER
                                     President
                            Classic Residence by Hyatt

                              ELECTED OFFICERS--1994

WILLIAM WRIGLEY
President & Chief Executive Officer

R. DARRELL EWERS
Executive Vice President

DOUGLAS S. BARRIE
Group Vice President-International

RONALD O. COX
Group Vice President-Marketing

JOHN F. BARD
Senior Vice President

MARTIN J. GERAGHTY
Senior Vice President-Manufacturing

WILLIAM WRIGLEY, JR.
Vice President

GARY R. BEBEE
Vice President-Customer Marketing

DAVID E. BOXELL
Vice President-Personnel

J. E. DY-LIACCO
Vice President-International

SUSAN S. FOX
Vice President-Consumer Marketing

PHILIP G. HAMILTON
Vice President-International

JON ORVING
Vice President-International

DUSHAN PETROVICH
Vice President-Treasurer

STEFAN PFANDER
Vice President-International

WM. M. PIET
Vice President-Corporate Affairs & Secretary

JOHN A. SCHAFER
Vice President-Purchasing

CHRISTAFOR E. SUNDSTROM
Vice President-Corporate Development

DONALD E. BALSTER
Vice President-Production

H. J. KIM
Vice President-Engineering

PHILIP G. SCHNELL
Vice President-Research & Development

JOHN H. SUTTON
General Manager-Converting Division

DENNIS J. YARBROUGH
Corporate Controller

                CORPORATE FACILITIES AND ASSOCIATED COMPANIES-1994

DOMESTIC FACILITIES

CORPORATE OFFICES

Wrigley Building
410 North Michigan Avenue
Chicago, Illinois 60611

PRODUCTION FACILITIES

Chicago, Illinois
Gainesville, Georgia
Santa Cruz, California

OPERATING ASSOCIATED COMPANIES

                                     DOMESTIC

AMUROL CONFECTIONS COMPANY*
Yorkville, Illinois 60560

FOUR-TEN CORPORATION
Chicago, Illinois 60611

L. A. DREYFUS COMPANY*
Edison, New Jersey 08820

NORTHWESTERN FLAVORS, INC.*
West Chicago, Illinois 60185

                                   INTERNATIONAL


THE WRIGLEY COMPANY PTY. LIMITED*
Sydney, Australia

WRIGLEY AUSTRIA GES.M.B.H.*
Salzburg, Austria

WRIGLEY CANADA INC.*
Don Mills, Ontario, Canada

WRIGLEY CHEWING GUM COMPANY LTD.*
Guangzhou, Guangdong,
People's Republic of China

WRIGLEY S.R.O.
Prague, Czech Republic

THE WRIGLEY COMPANY LIMITED*
Plymouth, England, U.K.

OY WRIGLEY SCANDINAVIA AB
Turku, Finland

WRIGLEY S.A.*
Biesheim, France

WRIGLEY G.M.B.H.
Munich, Germany

WRIGLEY N.V.
Amsterdam, Holland

THE WRIGLEY COMPANY (H.K.) LIMITED
Hong Kong, B.C.C.

WRIGLEY HUNGARIA, LTD.
Budapest, Hungary

WRIGLEY INDIA PRIVATE LIMITED**
Bangalore, Karnataka, India

WRIGLEY & COMPANY, LTD., JAPAN
Tokyo, Japan

THE WRIGLEY COMPANY (EAST AFRICA) LIMITED*
Nairobi, Kenya

THE WRIGLEY COMPANY (MALAYSIA) LIMITED
Kuala Lumpur, Malaysia

THE WRIGLEY COMPANY (N.Z.) LIMITED
Auckland, New Zealand

WRIGLEY SCANDINAVIA AS
Oslo, Norway

THE WRIGLEY COMPANY (P.N.G). PTY. LTD.
Port Moresby, Papua, New Guinea

WRIGLEY PHILIPPINES, INC.*
Pasig, Metro Manila, Philippines

WRIGLEY POLAND SP ZO. O**
Poznan, Poland

WRIGLEY ROMANIA PRODUSE
Zaharoase SRL
Bucharest, Romania

WRIGLEY D.O.O.
Ljubljana, Slovenia

WRIGLEY CO., S.A.
Santa Cruz de Tenerife
Canary Islands, Spain

WRIGLEY SCANDINAVIA AB
Stockholm, Sweden

WRIGLEY TAIWAN, LIMITED*
Taipei, Taiwan, R.O.C.

 * Denotes production facility.
** Under construction

                              STOCKHOLDER INFORMATION

STOCKHOLDER INQUIRIES
Any inquiries about your Wrigley stockholdings should be directed to:
    Stockholder Relations
    Wm. Wrigley Jr. Company
    410 North Michigan Avenue
    Chicago, Illinois 60611
    1-800-824-9681

CAPITAL STOCK

Common Stock of the Wm. Wrigley Jr. Company is traded on the New
York Stock Exchange. The Company's symbol is WWY.

   Class B Common Stock, issued to stockholders of record on April 4, 1986, has restricted transferability and is not traded on the New York Stock Exchange. It is at all times convertible, on a share-for-share basis, into Common Stock and once converted is freely transferable and publicly traded. Class B Common Stock also has the same rights as Common Stock with respect to cash dividends and treatment upon liquidation.

DIVIDENDS

Regular quarterly dividends are paid in advance on the first business day of February, May, August, and November with the record date for each payment falling on or about the 15th of the prior month. The Company also has a long history of paying "extra" dividends. In recent years, a single "extra" dividend has been paid at year end.

DIVIDEND REINVESTMENT PLAN

The Dividend Reinvestment Plan (DRP) is open to all stockholders of record. The Plan is administered by the Company and uses cash dividends on both Common Stock and Class B Common Stock, along with voluntary cash contributions, to purchase additional shares of Common Stock. Cash contributions can be made monthly for a minimum of $50 and a maximum of $5,000. The Company pays all brokerage and administrative costs associated with the DRP.


   All shares purchased through the Plan are retained in a DRP account, so there are no certificates that could be lost, misplaced, or stolen. Additionally, once a DRP account is established, a participant can deposit any Wrigley stock certificates held outside the Plan into the account for safekeeping.

   Just over 12,700 or 52.8% of the Company's stockholders of record currently participate in the DRP. A brochure fully describing the Plan and its enrollment procedure is available upon request.

DIRECT DIVIDEND DEPOSIT SERVICE

The Direct Dividend Deposit Service allows stockholders to receive cash dividends through automatic deposits into their checking or savings account.

STOCK CERTIFICATES

For security and tax purposes, stockholders should keep a record of all of their stock certificates. The record should be kept in a separate place from the certificates themselves and should contain the following information for each certificate: exact registration, number of shares, certificate number, date of certificate, and the original cost of the shares.

   If a stock certificate is lost or stolen, notification should be sent to the Company immediately. The transfer agent has two requirements to be met before a new certificate will be issued - a completed affidavit and payment for an indemnity bond based on the current market value of the lost or stolen stock. The replacement of a certificate will take about a week to ten days. Even if a certificate is lost or stolen, the stockholder will continue to receive dividends on those shares while the new certificate is being issued.

   A transfer of stock is required when the shares are sold or when there is any change in name or ownership of the stock. To be accepted for transfer, the stockholder's signature on the certificate or stock power must be guaranteed by an Eligible Guarantor Institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion program approved by the Securities Transfer Association. A verification by a notary public is not sufficient. Anytime a certificate is mailed, it should be sent registered mail, return receipt requested.

CONSOLIDATION OF MULTIPLE ACCOUNTS

To avoid receiving duplicate mailings, stockholders with more than one Wrigley account may want to consolidate their shares. For more information, please contact the Company.

COMPANY PUBLICATIONS

The Company's 1994 annual report to the Securities and Exchange
Commission on Form 10-K is expected to be available on or about
April 3, 1995.

The Wrigley Way: Continuing Our Legacy Of Social Responsibility is a currently available document covering the Wrigley Company's role as a corporate citizen and emphasizing the importance it places on employee and community relations.

A copy of either publication will be provided without charge to any stockholder of record submitting a request. Such requests should be addressed to Corporate Affairs at the main office of the Company.

TRANSFER AGENT AND REGISTRAR

The First Chicago Trust Company of New York
14 Wall Street, Suite 4680
New York, New York 10005
1-800-446-2617

Exhibit 21

 Parents and Subsidiaries of Registrant
                                                  State or Country
  Name of Company                                 of Corporation
Wm. Wrigley Jr. Company.......................... Delaware
 Companies included in consolidation-all 100%
 owned by Parent Company:
Northwestern Flavors, Inc........................ Illinois
L.A. Dreyfus Company............................  Delaware
Four-Ten Corporation............................. Illinois
Amurol Confections Company....................... Illinois
Wrigley Enterprises, Inc......................... Delaware
Wrigley Canada Inc............................... Canada
Wrigley (Cayman) Ltd............................. Cayman Islands
The Wrigley Company Limited...................... England
The Wrigley Company Pty. Limited................. Australia
The Wrigley Company (N.Z.) Limited............... New Zealand
Malayan Guttas Private Limited................... Singapore*
Wrigley GmbH..................................... Germany
Wrigley Hungaria, Kft............................ Hungary
Wrigley India Private Limited.................... India
Wrigley N.V...................................... The Netherlands
Wrigley Philippines Inc.......................... Philippines
Wrigley S.A...................................... France
Wrigley Austria Ges.m.b.H........................ Austria
Wrigley Chewing Gum Co. Ltd...................... People's
                                                   Republic of
                                                   China
The Wrigley Company (H.K.) Limited............... Hong Kong
The Wrigley Company (E.A.) Ltd................... Kenya
Wrigley Co. S.A.................................. Spain
Wrigley & Company Ltd. Japan..................... Japan
Wrigley Taiwan Limited........................... Republic of
                                                   China
Wrigley Malaysia Sdn Berhad...................... Malaysia
Wrigley d.o.o.................................... Slovenia
Wrigley s.r.o.................................... Czech Republic
Wrigley Poland Spolka zo.o....................... Poland
Wrigley T.O.O.................................... Russia
Wrigley Romania Produse Zaharoase SRL............ Romania
 Companies included in consolidation which
 are owned by wholly-owned associated companies
 of the Parent Company:
 100% owned by The Wrigley Company Limited, England-
   Wrigley Scandinavia AB....................... Sweden
 100% owned by Wrigley Scandinavia, AB, Sweden-
   OY Wrigley Scandinavia, AB................... Finland
   Wrigley Scandinavia, AS...................... Norway
 The Wrigley Company (P.N.G.) Pty. Ltd.......... New Guinea

*In voluntary liquidation.


   NOTE: The list above excludes 100% owned subsidiaries which are primarily inactive and taken singly, or as a group, do not constitute significant subsidiaries.

   William Wrigley, President, Chief Executive Officer, and a director of the Company, may be deemed to be a "Parent" of the Wm. Wrigley Jr. Company under the rules and regulations promulgated by the Securities and Exchange Commission.

Exhibit 24

                                 POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS:

   That the undersigned officers and directors of the Wm. Wrigley Jr. Company hereby severally constitute and appoint William Wrigley, C.F. Allison III and Wm. M. Piet, or any of them singly, our true and lawful attorneys and agents with full power to them and each of them singly, to sign for us in our names in the capacities indicated below the Form 10-K Report of the Wm. Wrigley Jr. Company for the fiscal year ended December 31, 1994, and any and all amendments thereto, to file the same, with all exhibits thereto and documents therewith, with the Securities and Exchange Commission, hereby granting to such attorneys and agents, and each of them, full power of substitution and revocation in the premises, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable the Wm. Wrigley Jr. Company to comply with the provisions of the Securities Exchange Act of 1934, and all regulations of the Securities and Exchange Commission thereunder, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any one of them, to said Form 10-K Report, and any and all amendments thereto, and all that said attorneys and agents, or any of them may do or cause to be done by virtue of these presents.

   IN WITNESS WHEREOF, the undersigned have hereunto executed the Power of Attorney this 9th day of March, 1995.



     /s/ WILLIAM WRIGLEY                    /s/ JOHN F. BARD
     William Wrigley                        John F. Bard
President, Chief Executive             Senior Vice President
   Officer, Director                (Principal Financial Officer)

                           /s/ DENNIS J. YARBROUGH
                         Dennis J. Yarbrough
                        Corporate Controller
                      (Principal Accounting Officer)

   /s/ CHARLES F. ALLISON III             /s/ LEE PHILLIP BELL
   Charles F. Allison III                 Lee Phillip Bell
          Director                             Director

    /s/ ROBERT P. BILLINGSLEY              /s/ R. DARRELL EWERS
    Robert P. Billingsley                  R. Darrell Ewers
          Director                            Director

       /s/ GARY E. GARDNER                 /s/ PENNY PRITZKER
       Gary E. Gardner                     Penny Pritzker
          Director                            Director

      /s/ RICHARD K. SMUCKER             /s/ WILLIAM WRIGLEY, JR.
      Richard K. Smucker                 William Wrigley, Jr.
          Director                             Director


STATE OF ILLINOIS    )
                     ) SS
COUNTY OF COOK       )

   I, Steven C. Huston , a Notary Public in and for said County, in the aforesaid State, DO HEREBY CERTIFY that the above-named directors and officers of the Wm. Wrigley Jr. Company, personally known to me to be the same persons whose names are subscribed to the foregoing instruments, appeared before me this day in person, and severally acknowledged that they signed and delivered the said instrument as their free and voluntary act, for the uses and purposes therein set forth.

   GIVEN under my hand and notarial seal this 9th day of March, 1995.



                                             /s/ STEVEN C. HUSTON
                                             Notary Public
My Commission Expires:

November 11, 1996